UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material under §240.14a-12

PERELLA WEINBERG PARTNERS
(Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒No fee required
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

767 FIFTH AVENUE
NEW YORK, NEW YORK 10153
April 8, 2025
Dear Stockholder,
We cordially invite you to attend our 2025 Annual Meeting of Stockholders, to be held on Wednesday, May 28, 2025, at
10:00 a.m. (Eastern Time) at http://www.virtualshareholdermeeting.com/PWP2025.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to submit your votes in advance of the meeting, whether or not you plan to attend the meeting.
Sincerely,
/s/ Andrew Bednar
Andrew Bednar
Chief Executive Officer
767 FIFTH AVENUE
NEW YORK, NEW YORK 10153
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Meeting Date:Wednesday, May 28, 2025
Time:10:00 a.m. (Eastern Time)
Place:http://www.virtualshareholdermeeting.com/PWP2025
We are holding our 2025 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:
1.to elect three directors to our board of directors;
2.to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.to hold an advisory vote on the compensation of our named executive officers, also known as the "say on pay"
proposal;
4.to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, also known as the "say on frequency" proposal; and
5.to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on March 31, 2025, will be entitled to attend and vote at the annual meeting.
We will furnish our proxy materials over the Internet as permitted by the rules of the U.S. Securities and Exchange
Commission. As a result, we are sending to certain of our stockholders a Notice of Internet Availability of Proxy Materials
rather than a full paper set of the proxy materials. Such notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This process will reduce the costs associated with printing and distributing our proxy materials. We expect to mail this notice and our proxy materials on or about April 8, 2025.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice of Internet Availability of Proxy Materials includes instructions on how to vote, including by
Internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
By Order of the Board of Directors,
/s/ Justin Kamen
Justin Kamen
Corporate Secretary
April 8, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO
BE HELD ON MAY 28, 2025.
The Company’s Proxy Statement and 2024 Annual Report on Form 10-K
are also available at www.proxyvote.com.
TABLE OF CONTENTS

GENERAL INFORMATION ....................................................................................................................	1
PROPOSAL 1: ELECTION OF DIRECTORS .....................................................................................	6
CORPORATE GOVERNANCE .............................................................................................................	7
DIRECTOR COMPENSATION ..............................................................................................................	15
COMPENSATION DISCUSSION & ANALYSIS ..................................................................................	16
COMPENSATION COMMITTEE REPORT .........................................................................................	24
COMPENSATION TABLES ....................................................................................................................	25
EQUITY COMPENSATION PLAN INFORMATION ............................................................................	33
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .................	34
DELINQUENT SECTION 16(A) REPORTS ........................................................................................	36
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS ...................................	37
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT .........................	43
AUDIT COMMITTEE REPORT .............................................................................................................	44
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ........................................................................................................................	45
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOs .......................................................................................	46
ADDITIONAL INFORMATION ...............................................................................................................	47
APPENDIX A: NON-GAAP FINANCIAL MEASURES .......................................................................	48
Although we refer to our website in this proxy statement, the contents of our website are not included or incorporated by reference into this proxy statement. All references to our website in this proxy statement are intended to be inactive textual references only.

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2025
GENERAL INFORMATION
Perella Weinberg Partners is providing this proxy statement to you in connection with the solicitation of proxies by the board of directors for our 2025 Annual Meeting of Stockholders to be held on Wednesday, May 28, 2025, at 10:00 a.m.
(Eastern Time) at http://www.virtualshareholdermeeting.com/PWP2025, and any adjournment or postponement of that meeting (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. On or about April 8, 2025, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2024 Annual Report on Form 10-K.
We are a leading global independent advisory firm that provides strategic and financial advice to clients across a range of the most active industry sectors and international markets.
Perella Weinberg Partners is a holding company and our only material assets are our partnership interests in PWP
Holdings LP (“PWP OpCo”) and our equity interest in the general partner of PWP OpCo, PWP GP LLC (“PWP GP”). We operate and control all of the business and affairs of our advisory business, as run by PWP OpCo and its operating entity subsidiaries, indirectly through our equity interest in PWP GP.
In this proxy statement, unless the context requires otherwise, any of the “Company,” “Perella Weinberg,” “we,” “us”
and “our” refers to Perella Weinberg Partners and its subsidiaries.
Perella Weinberg was formed in June 2006 and became a publicly-traded company in June 2021. Our Class A common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PWP.”
Below are answers to common questions stockholders may have about the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders online at www.proxyvote.com, rather than mailing printed copies of our proxy materials. We believe that this process expedites stockholders’ receipt of these materials, lowers the costs of our Annual Meeting and helps to conserve natural resources. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the proxy materials unless you request them. Instead, the notice will contain instructions on how to access and review the proxy materials online, including this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024, as well as the proxy card to vote online. If you would like printed copies of the proxy materials, please follow the instructions on the notice.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of PWP Class A common stock and Class B common stock as of the close of business on
March 31, 2025 (the “Record Date”) are entitled to receive notice and to vote their shares at the Annual Meeting. As of the close of business on the Record Date, there were 62,186,338 shares of Class A common stock and 26,190,514 shares of
Class B-1 common stock outstanding. Holders of our Class A common stock are entitled to one vote for each share, and holders of our Class B common stock are entitled to ten votes for each share. Holders of our Class A common stock and
Class B common stock will vote as a single class on all matters at the Annual Meeting.
You may vote all of the shares owned by you as of the close of business on the Record Date. These shares include shares that are (i) held of record directly in your name (in which case, you are a “record holder” with respect to such shares) and (ii) held for you as the beneficial owner through a broker, bank or other nominee. There are some distinctions between being a record holder and a beneficial owner, as described below.

What is the difference between a stockholder of record and a beneficial owner?
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Equiniti Trust
Company, LLC, you are a stockholder of record.
Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, then you are a beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by your broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares you hold in your account.
What items will be voted on at the Annual Meeting?
There are four proposals to be voted on at the Annual Meeting:
1.the election of three directors to our board of directors;
2.the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.the advisory vote on the compensation of our named executive officers, also known as the "say-on-pay" proposal;
and
4.the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, also known as the "say-on-frequency" proposal.
Our amended and restated bylaws (the “bylaws”) require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.
The board of directors recommends:
1.that you vote “FOR” each of the nominees in Proposal 1; and
2.that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 in Proposal 2; and
3.that you vote "FOR" the approval of the compensation of our named executive officers; and
4.that you vote for "THREE YEARS" as the frequency of future advisory votes on the compensation of our named executive officers.
What do I need to do if I want to attend the meeting?
You may attend the Annual Meeting, as well as vote during the Annual Meeting, by visiting http://
www.virtualshareholdermeeting.com/PWP2025. You will need your 16-digit control number, which appears in the notice, the proxy card or the voting instructions that accompanied the proxy materials. In the event you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
What constitutes a quorum at the Annual Meeting?
The presence, in person or represented by proxy, of holders of a majority in voting power of the Company’s capital stock entitled to vote constitutes a quorum. A quorum is required in order to hold and conduct business at the Annual
Meeting.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.
How do I vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions. If you are a stockholder of record, you can vote through the following methods:
•Via the Internet.  You may vote via the Internet by visiting http://www.proxyvote.com and entering the 16-digit control number for your shares located on the Notice of Internet Availability of Proxy Materials or proxy card.
•By telephone.  You may vote by telephone by calling the telephone number and following the instructions provided on your proxy card.
•By mail.  If you requested that proxy materials be mailed to you, you will receive a proxy card with your proxy materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by the close of business on the day before the Annual Meeting.
•During the meeting. You can vote at the Annual Meeting online at http://www.virtualshareholdermeeting.com/
PWP2025 by using the 16-digit control number included on your notice, on your proxy card, or in the voting instructions that accompanied your proxy materials.
What vote is required for each proposal?
For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
For the say-on-frequency proposal, the alternative among one year, two years, or three years that receives the highest number of votes will be deemed to be the frequency preferred by our stockholders.
The ratification of the Company’s independent registered public accounting firm, the say-on-pay proposal, and any other proposal that may come before the Annual Meeting will be determined by the vote of the holders of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote on such question, voting as a single class.
As of the Record Date, PWP VoteCo Professionals LP ("VoteCo Professionals") owned all of our outstanding Class
B-1 common stock. VoteCo Professionals is controlled by Perella Weinberg Partners LLC ("Professionals GP"). As the
result of our stockholders agreement (the “Stockholders Agreement”) with VoteCo Professionals, for so long as VoteCo
Professionals or its limited partners maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least 10% of our issued and outstanding Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP OpCo Class A partnership units not held by us or our subsidiaries had been exchanged for our Class A common stock) (the “Class B Condition”), VoteCo Professionals has approval rights over significant corporate actions by us. Our board of directors will nominate individuals designated by VoteCo Professionals equal to a majority of the board of directors, for so long as the Class B Condition is satisfied.

After the Class B Condition ceases to be satisfied, for so long as VoteCo Professionals or its limited partners maintain, directly or indirectly, ownership of PWP OpCo Class A partnership units that represent at least 5% of our issued and outstanding Class A common stock (calculated, without duplication, on the basis that all issued and outstanding PWP
OpCo Class A partnership units not held by us or our subsidiaries had been exchanged for our Class A common stock)
(the “Secondary Class B Condition”), VoteCo Professionals will have certain approval rights (including, among others, certain amendments to our Certificate of Incorporation and the Third Amended and Restated Agreement of Limited
Partnership of PWP OpCo, as amended, restated, modified or supplemented from time to time (the “LP Agreement”)). Our board of directors will nominate individuals designated by VoteCo Professionals equal to one third of the board of directors for so long as the Secondary Class B Condition is satisfied. Please refer to the section entitled “Certain Relationships and
Related Person Transactions—Perella Weinberg Related Party Transactions—Right of VoteCo Professionals and
Stockholders Agreement” for more details about rights held by VoteCo Professionals pursuant to our Stockholders
Agreement.
How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are counted for the purpose of establishing the presence of a quorum. If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain
“routine” proposals but cannot vote on other proposals. Proposals 1, 3 and 4 are not considered “routine” proposals. If you hold shares in street name and do not vote on Proposal 1, 3 or 4, your uninstructed shares will be counted as “broker non-
votes.” Withheld votes and broker non-votes will have no effect on the outcome of Proposals 1, 3 and 4. Proposal 2 is a
“routine” proposal, and therefore brokers have discretion to vote uninstructed shares on Proposal 2. For Proposals 2 and
3, if you elect to abstain, the abstention will have the same effect as an "against" vote. For Proposal 4, the alternative among one year, two years, or three years that receives the highest number of votes will be deemed to be the frequency preferred by our stockholders. Abstentions will have no effect on the outcome of Proposal 4.
What if I do not specify how I want my shares voted?
If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:
•FOR the election of each of the three nominees for directors;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•FOR the approval of the compensation of our named executive officers; and
•THREE YEARS as the frequency of future advisory votes on the compensation of our named executive officers.
In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The board of directors is not aware of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by (i) delivering to the Company’s Corporate
Secretary a written notice stating that a proxy is revoked, (ii) signing and delivering a proxy bearing a later date, (iii) voting again via the Internet or by telephone or (iv) attending and voting in person at the virtual Annual Meeting.
Street name stockholders who wish to change their votes should contact the organization that holds their shares.
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding proxy materials to their customers who are street name holders and obtaining their voting instructions.

Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC announcing the final voting results from the Annual Meeting within four business days of the Annual Meeting.
I share an address with another stockholder. Why did we receive only one set of proxy materials?
Some banks, brokers and nominees may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
If you are the stockholder of record and you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact Investor Relations at investors@pwpartners.com or 767 Fifth
Avenue, New York, NY 10153.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders at least 10 days prior to our Annual Meeting at our principal executive offices located at 767 Fifth Avenue, New York, NY 10153 during normal business hours, and at the Annual Meeting. The list will also be available to stockholders at
www.virtualshareholdermeeting.com/PWP2025 during the Annual Meeting.
Who should I contact if I have additional questions?
You can contact our Investor Relations department at investors@pwpartners.com or at our principal executive offices at 767 Fifth Avenue, New York, NY 10153. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is currently composed of nine directors, and are divided into three classes, designated Class I,
Class II and Class III. At the Annual Meeting, stockholders will vote to elect as directors of the Company the three Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2028 Annual Meeting of
Stockholders, and until his or her respective successor has been duly elected and qualified.
To rebalance the size of each of the classes, the board of directors determined that (1) Andrew Bednar and Kristin W.
Mugford should be reclassified from Class II (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders)
to Class I (standing for election at the Annual Meeting) and (2) Jane C. Sherburne should be reclassified from Class III
(with a term expiring at the Company’s 2027 Annual Meeting of Stockholders) to Class II (standing for election at the 2026
Annual Meeting of Stockholders). In connection with their nominations, on April 4, 2025, each of Mr. Bednar and Ms.
Mugford notified the board of directors of their intention to resign as Class II directors, contingent upon their election as
Class I directors at the Annual Meeting. Mr. Bednar’s and Ms. Mugford’s decisions to resign as Class II directors were solely to facilitate their election as Class I directors at the Annual Meeting. Ms. Mugford, if elected as a Class I director, will continue to serve on the audit committee and compensation committee of the board of directors. In connection with Ms.
Sherburne’s appointment as a Class II director, on April 4, 2025, Ms. Sherburne notified the board of directors of her intention to resign as a Class III director, contingent upon her appointment as a Class II director. On April 4, 2025, the board of directors appointed Ms. Sherburne as a Class II director, with a term expiring at the Company’s 2026 Annual
Meeting. Ms. Sherburne will continue to serve on the audit committee and compensation committee of the board of directors.
The board of directors has nominated Andrew Bednar, Kristin W. Mugford and Joseph R. Perella for election or re-
election, as applicable, as Class I directors at the Annual Meeting. The persons named as proxy holders will vote to elect each of these nominees unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.
Pursuant to our Stockholders Agreement with VoteCo Professionals, for so long as the Class B Condition is satisfied,
VoteCo Professionals has approval rights over significant corporate actions by us. Our board of directors will nominate individuals designated by VoteCo Professionals equal to a majority of the board of directors, for so long as the Class B
Condition is satisfied. After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, VoteCo Professionals will have certain approval rights (including, among others, certain amendments to our
Certificate of Incorporation and the LP Agreement) and our board of directors will nominate individuals designated by
VoteCo Professionals equal to one third of the board of directors.
Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, subject to the terms of the Stockholders’ Agreement, the board of directors may designate a substitute nominee, in which event the proxy holders will vote for the election of such substitute nominee, or may reduce the number of directors on the board of directors. Please refer to the section entitled “Certain Relationships and Related Person Transactions—Perella Weinberg
Related Party Transactions—Right of VoteCo Professionals and Stockholders Agreement” for additional information regarding the Stockholders Agreement.
In determining that each director should be nominated for re-election, our board considered his or her service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under “Corporate Governance—Directors and Director Nominees.”
The board of directors recommends that you vote “FOR” each of the director nominees in this Proposal 1.

CORPORATE GOVERNANCE
Directors and Director Nominees
Below is a list of our directors and their respective ages and a brief account of the business experience of each of them.

Name	Age	Class(1)
Peter A. Weinberg	67	Class III
Joseph R. Perella	83	Class I
Robert K. Steel	73	Class II
Dietrich Becker	62	Class III
Andrew Bednar	57	Class I
Jorma Ollila	74	Class II
Jane C. Sherburne	74	Class II
Elizabeth (Beth) Cogan Fascitelli	66	Class III
Kristin W. Mugford	56	Class I
(1)Classes shown in the table above represent the classes for which each director is a member, or for which the director is nominated, as applicable and as described in Proposal 1.
Class I Director Nominees for Election – Term Expiring 2028
The current term of the Class I directors will expire at the Annual Meeting. Our board of directors nominated each of
Joseph R. Perella, Andrew Bednar and Kristin Mugford for election or re-election, as applicable, at the Annual Meeting as a Class I director to hold office until the annual meeting of stockholders to be held in 2028 and until his or her successor is duly elected and qualified, or his or her earlier death, resignation, or removal.
Below is a biography of each of the Class I directors standing for re-election at the Annual Meeting:
Joseph R. Perella has served as our Chairman Emeritus since June 2021. Mr. Perella is a Founding Partner of
Perella Weinberg and served as our Chief Executive Officer from 2006 until 2014. Mr. Perella has over 50 years of investment banking experience. Prior to co-founding Perella Weinberg in 2006, Mr. Perella was a member of Morgan
Stanley’s Management Committee (from 1993 until 2005) and held several senior positions at the firm, including Vice
Chairman, Chairman of Institutional Securities and Investment Banking, and Worldwide Head of the Investment Banking
Division. In 1988, Mr. Perella co-founded Wasserstein Perella & Co., Inc. and was Chairman of the Board until
September 1993. From 1972 to 1988, Mr. Perella held senior positions at First Boston and was the founder of its Mergers
& Acquisitions Group. Mr. Perella received a Bachelor of Science in Business Administration from Lehigh University and a
Master’s in Business Administration from Harvard Business School. We believe that Mr. Perella is qualified to serve on our board of directors due to his extensive finance industry and business leadership experience, as well as his deep understanding of the Company's business.
Andrew Bednar is a Founding Partner of Perella Weinberg, has served as our Chief Executive Officer since January
2023, and has served as a member of our board of directors since June 2021. Mr. Bednar served as our Co-President from March 2020 to January 2023. Mr. Bednar has over 25 years of investment banking experience. In addition to his current role, Mr. Bednar is a partner in our Advisory business where he served as Co-Head of our Advisory business in the
U.S. until 2013. Mr. Bednar also serves as the Chief Executive Officer of the general partner of PWP Capital Holdings LP
(together with its subsidiaries, "PWP Capital Holdings"), which holds the former asset management business of PWP
OpCo. Prior to joining Perella Weinberg in 2006, Mr. Bednar was Head of U.S. Mergers & Acquisitions at Bank of America
and a member of the Investment Banking Executive Committee. Prior to that, he was a Managing Director at Goldman,
Sachs & Co. He began his career at Cravath, Swaine & Moore LLP in 1994. Mr. Bednar earned a Bachelor of Science and a Master’s in Business Administration from Cornell University, and also received a Juris Doctor from Columbia University.
We believe that Mr. Bednar is qualified to serve on our board of directors due to his extensive finance industry, investment banking and executive leadership experience.

Kristin W. Mugford has served as a member of our board of directors since May 2022. Ms. Mugford is the Senior
Associate Dean of Culture and Community and the Melvin Tukman Senior Lecturer of Business Administration in the
Finance Unit at the Harvard Business School. Prior to joining academia, she spent nearly 20 years with Bain Capital
Partners, LP, joining their private equity business in 1994, where she focused on the consumer and media industries. In
1998, she helped start Bain Capital Credit, LP (formerly known as Sankaty Advisors, LP), the credit affiliate of Bain Capital
Partners, LP, where she was a senior member of the management and investment committee. Ms. Mugford began her career at the Walt Disney Company as a strategic planning analyst. Ms. Mugford is a member of the board of directors of
Dollarama (TSE: DOL), where she is the Chair of the Human Resources and Compensation Committee and a member of the Audit Committee. Ms. Mugford earned a Bachelor of Arts with honors in economics from Harvard College and a
Master’s in Business Administration from Harvard Business School as a Baker Scholar. We believe that Ms. Mugford is qualified to serve on our board of directors due to her extensive business consulting and finance industry experience.
Class II and Class III Directors Continuing in Office
Jorma Ollila has served as a member of our board of directors since June 2021. Prior to joining our board, Mr. Ollila served on our Advisory Committee from 2015 until our Advisory Committee disbanded on March 1, 2019. Mr. Ollila is the
Former Chairman and CEO of Nokia and brings more than 40 years of corporate experience. From 1985 to 2012, Mr.
Ollila served in various senior positions at Nokia. From 1999 to 2012, Mr. Ollila was Chairman of Nokia. Prior to that, Mr.
Ollila served as President and CEO from 1992 to 2012, and was previously President of Nokia Mobile Phones and Senior
Vice President, Finance. Mr. Ollila began his career at Citibank in 1978 and held various managerial positions within corporate banking in London and Helsinki. Mr. Ollila was the Chairman of Royal Dutch Shell from 2006 to 2015. Mr. Ollila earned a Master of Science in Political Science from the University of Helsinki, a Master of Science in Economics from the
London School of Economics and a Master of Science in Engineering Physics from Helsinki University of Technology. He is Chairman of Miltton as of June 2016 and Chairman of Algorithmig Inc as of December 2021.  He is a member of the board of directors of TBG as of January 2016, a member of the board of directors of The Finnish Innovative Fund Sitra as of April 2020, a member of the board of directors of Woodly Oy as of August 2022 and a member of the board of directors of Otava Oy as of March 2022. We believe that Mr. Ollila is qualified to serve on our board of directors due to his extensive business management and financial industry experience.
Jane C. Sherburne has served as a member of our board of directors since June 2021. Ms. Sherburne is Principal of
Sherburne PLLC. Ms. Sherburne has over 30 years of legal experience and served on Perella Weinberg's Advisory
Committee from 2015 until our Advisory Committee disbanded on March 1, 2019. Over the past 19 years, Ms. Sherburne has served as General Counsel to several financial institutions, including BNY Mellon, Wachovia and Citi Global
Consumer Group. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until
July 2001, Ms. Sherburne was a litigation partner at the Washington DC law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Ms. Sherburne interrupted her private practice from 1994 to 1997, when she served as Special
Counsel to the President in the Clinton White House. Until October 2023, Ms. Sherburne served as an independent director on the boards of HSBC USA, HSBC Bank USA, HSBC Finance Corporation and HSBC North America, all of
which are indirect wholly-owned subsidiaries of HSBC Holdings plc.  She currently serves on the board of Teledyne
Technologies, Inc. Ms. Sherburne chaired the Board of the National Women’s Law Center until July 2024. She is currently the Chair of the Board of the Negotiations Strategies Institute, a member of the Executive Committee of the Lawyers’
Committee for Civil Rights Under Law, a member of the Committee for Economic Development, and a member of the
American Law Institute. Ms. Sherburne earned a Bachelor of Arts and Master of Social Work from the University of
Minnesota and a Juris Doctor from Georgetown University Law Center. We believe that Ms. Sherburne is qualified to serve on our board of directors due to her extensive legal and governance experience.
Robert K. Steel has served as our Vice Chairman since June 2021. Mr. Steel is a Partner of Perella Weinberg and
served as our Chief Executive Officer from 2014 until February 2019. Mr. Steel has more than 40 years of experience.
Prior to joining Perella Weinberg, he was New York City’s Deputy Mayor for Economic Development from 2010 to 2013. In
2008, he was named president and Chief Executive Officer of Wachovia Corporation, where he oversaw the sale of the bank to Wells Fargo & Co. and served on the Wells Fargo board of directors until 2010. Prior to that, Mr. Steel was Under
Secretary for Domestic Finance of the United States Treasury from 2006 to 2008. From 1976 to 2004, he worked at
Goldman Sachs, rising to the Head of the Global Equities Division, Vice Chairman of the firm and a member of its
Management Committee. He earned a Bachelor of Arts from Duke University and a Master’s in Business Administration
from the University of Chicago’s Booth School of Business. Mr. Steel also serves on the board of directors for General
Dynamics (NYSE:GD).  We believe that Mr. Steel is qualified to serve on our board of directors due to his extensive finance industry and financial regulatory experience.

Peter A. Weinberg is a Founding Partner of Perella Weinberg, has served as our Chairman since June 2021, and served as our Chief Executive Officer from February 2019 to January 2023. Mr. Weinberg has over 40 years of investment banking experience. Prior to co-founding Perella Weinberg in 2006, Mr. Weinberg was the Chief Executive Officer of
Goldman Sachs International in London from 1999 to 2005 and served on the firm’s Management Committee and led the
European Management Committee. At Goldman Sachs, where he began his career in 1988, Mr. Weinberg served as co-
head of the Global Investment Banking Division, co-head of the Partnership Committee and he founded the Financial
Sponsors Group. Mr. Weinberg earned a Bachelor of Arts from Claremont McKenna College and a Master’s in Business
Administration from Harvard Business School. We believe that Mr. Weinberg is qualified to serve on our board of directors due to his extensive finance industry, investment banking and executive leadership experience.
Dietrich Becker is a Founding Partner of Perella Weinberg, has served as our President since January 2023, and has served as a member of our board of directors since June 2021. He served as Co-President from March 2020 to
January 2023. Mr. Becker has over 30 years of investment banking experience. In addition to his current role, Mr. Becker has served as Head of Perella Weinberg’s Advisory business in Europe since 2017. Prior to joining Perella Weinberg in
2006, Mr. Becker was Co-Head of the Global Industrial Group at Morgan Stanley. He began his investment banking career with Merrill Lynch in 1991. Mr. Becker earned a degree from Cologne University Law School and a Master’s in Business
Administration from New York University Stern Graduate School of Business. We believe that Mr. Becker is qualified to serve on our board of directors due to his extensive finance industry, investment banking and executive leadership experience.
Elizabeth (Beth) Cogan Fascitelli has served as a member of our board of directors since May 2022. Ms. Fascitelli worked for Goldman Sachs Group, Inc. from 1984 to 2020, most recently serving as a Partner and Managing Director and
Chief Operating Officer of the Merchant Banking Division. Ms. Fascitelli is a trustee of Cold Spring Harbor Laboratory, a director of Jaws Mustang Acquisition Corp. (NYSE: JWSM), Rithm Acquisition Corp. (NYSE: RAC), Bridger Aerospace
(BAER) and of Cure Huntington's Disease Initiative (CHDI) Foundation, as well as co-chair of Milwaukee Health Equity
Initiative. Ms. Fascitelli has served on numerous public and private boards including a recent eight-year term as a Trustee of Dartmouth College. Ms. Fascitelli earned a Bachelor of Arts from Dartmouth College and a Master’s in Business
Administration from Harvard Business School. We believe that Ms. Fascitelli is qualified to serve on our board of directors due to her extensive financial industry and public company board experience.
Board Composition
Our Certificate of Incorporation and bylaws provide that our board of directors will consist of not less than three directors nor more than 15 directors, with the exact number of directors to be fixed from time to time by a resolution of our board of directors. Our board of directors currently consists of nine directors.
Our board of directors is divided into three classes of nearly equal size. The current terms of the Class I, Class II and
Class III directors will expire at our 2025, 2026 and 2027 annual meetings of our stockholders, respectively, and in each case, until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
Upon the expiration of each term, directors will subsequently serve three-year terms if re-nominated and re-elected. See
Proposal 1 for a description of the directors in each class. There are no family relationships among any of our directors or executive officers.
Pursuant to our Stockholders Agreement with VoteCo Professionals, for so long as the Class B Condition is satisfied,
VoteCo Professionals will have the right to designate a number of directors equal to the majority of our board of directors.
After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, VoteCo
Professionals will have the right to designate a number of directors (rounded up to the nearest whole number) equal to one third of our board of directors. VoteCo Professionals will retain the right to remove any director previously designated by it, for so long as the Class B Condition or the Secondary Class B Condition is satisfied. Please refer to the section entitled “Certain Relationships and Related Person Transactions—Perella Weinberg Related Party Transactions—Right of
VoteCo Professionals and Stockholders Agreement” for more details about our Stockholders Agreement.

Our Certificate of Incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed from office at any time, with or without cause, by the affirmative vote of at least two-thirds (2/3) of the voting power of the shares entitled to vote in connection with the election of our directors;
provided that at any time the Class B Condition is satisfied, any or all of our directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of our directors. Any vacancy on the board of directors may be filled by a majority of the directors then in office.
We are “controlled” by the limited partners who manage VoteCo Professionals, and as a result, are a “controlled company” under Nasdaq rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (i) that a majority of our board of directors consist of independent directors, as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange
Act”) and under the listing standards, (ii) that our board of directors have a compensation committee comprised solely of independent directors and (iii) that our board of directors either (A) have a nominations committee comprised solely of independent directors or (B) that independent directors constituting a majority of the board’s independent directors select or recommend director nominees in a vote in which only independent directors participate.
We currently utilize the exemption from having either a nominations committee comprised solely of independent directors or the independent directors constituting a majority of the board's independent directors select or recommend director nominees. Our full board of directors participates in the consideration of nominees to our board. In addition, we do not have a majority of independent directors on our board of directors. In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods. These exemptions do not modify the independence requirements for our audit committee, and we comply with the applicable requirements of the SEC and Nasdaq with respect to our audit committee.
Director Independence
Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors and each member of a listed company’s audit, compensation and nominations committees must be independent, subject to specified exceptions, including the "controlled company" exemptions discussed above. As discussed above, we have availed ourselves of the “controlled company” exception and, as a result, although we have an independent audit committee, we do not have a majority of independent directors on our board. Under Nasdaq rules, a director is independent only if our board of directors makes an affirmative determination that the individual does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The board has determined that Mr. Ollila, Ms. Sherburne, Ms. Fascitelli and Ms. Mugford are “independent directors” as that term is defined under Nasdaq rules.
Board of Directors Leadership Structure
Under our corporate governance guidelines, the board of directors does not require the separation of the offices of the chairman of the board of directors (the “Chairman”) and the chief executive officer of the Company (the “Chief Executive
Officer”). These guidelines provide that the board of directors shall be free to choose its chairman in any way that it deems best for the Company at any given point in time. The roles of our Chairman and Chief Executive Officer were separated in
January 2023, when Peter A. Weinberg ended his term as Chief Executive Officer, continuing to serve as our Chairman, and Andrew Bednar succeeded Mr. Weinberg as our Chief Executive Officer. The board believes that this leadership structure, with Mr. Weinberg as Chairman and Mr. Bednar as Chief Executive Officer, currently provides continuity for our board and facilitates our board’s efficient and effective functioning. As former Chief Executive Officer, as well as a
Founding Partner of Perella Weinberg, Mr. Weinberg is well-situated to serve as the Chairman because he is familiar with our business and industry and therefore able to identify the strategic priorities to be discussed by the board. The board also believes that the Chairman helps facilitate information flow between management and the board and fosters the development and execution of the Company's strategy.
The board of directors periodically reviews its leadership structure and may make changes in the future. The
Company does not have a lead independent director; however, an independent director presides over the executive sessions.

Board of Directors Role in Risk Oversight
We are exposed to a number of risks, and we regularly identify and evaluate these risks and our risk management strategy. Management is principally responsible for identifying, evaluating and managing the risks on a day-to-day basis, under the oversight of the board of directors and the audit committee. Our audit committee is responsible for overseeing the guidelines and policies governing the process by which senior management and the relevant departments of the
Company, including the internal audit function, assess and manage our exposure to risk, including cybersecurity risk, as well as any major litigation, regulatory, financial and reputational risk exposures and the steps management has taken to monitor and control such exposures. Additionally, our audit committee focuses on oversight of financial risks and the compensation committee makes recommendations to the board of directors regarding executive compensation plans and arrangements. The full board of directors keeps itself regularly informed regarding risks overseen by the audit committee through management and committee reports and otherwise.
Board Committees
Our board of directors has the authority to appoint committees to perform certain management and administrative functions and has two standing committees, an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. Our board of directors may from time to time establish other committees. Each committee has adopted a written charter, which we have posted on our website at http://
www.pwpartners.com.
Audit Committee
The audit committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. The audit committee is responsible for, among other things:
•appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;
•approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviewing the qualifications and independence of the independent registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing the adequacy and effectiveness of our internal control over financial reporting;
•establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit, our quarterly financial statements and our publicly filed reports; and
•reviewing and approving in advance any proposed related person transactions.
The members of our audit committee are Jorma Ollila, Jane C. Sherburne, Elizabeth (Beth) Cogan Fascitelli and
Kristin W. Mugford. Jorma Ollila is the chairman of the audit committee. Our board of directors has determined that Jane
C. Sherburne is an audit committee financial expert. The board of directors has determined that Jorma Ollila, Jane C.
Sherburne, Elizabeth (Beth) Cogan Fascitelli and Kristin W. Mugford qualify as independent directors pursuant to Nasdaq rules and additional independence criteria set forth in Rule 10A-3 of the Exchange Act.

Compensation Committee
The compensation committee oversees our compensation policies, plans and programs. The compensation committee is responsible for, among other things:
•reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;
•reviewing and recommending compensation and the corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•reviewing and recommending compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer and other executive officers in light of established goals and objectives;
•administering our equity compensation plans for our employees and directors; and
•reviewing and discussing with management the Company's compensation discussion and analysis ("CD&A"), and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K.
The members of the compensation committee are Jorma Ollila, Jane C. Sherburne, Kristin W. Mugford and Elizabeth
(Beth) Cogan Fascitelli. Jane C. Sherburne is the chairman of the compensation committee.
Compensation Committee Interlocks and Insider Participation. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Board and Committee Meetings; Annual Meeting Attendance
During 2024, our board of directors held four meetings, our audit committee held seven meetings and our compensation committee held five meetings. During 2024, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served. The independent directors of the
Company meet in executive session without management on a regularly scheduled basis. The Chairman, if an independent director, shall preside at such executive sessions, or if the Chairperson is not an independent director or in such director’s absence, an independent director designated by a majority of independent directors shall preside at such executive sessions.
Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Seven of our directors attended our 2024 annual meeting of stockholders.
Director Nomination Process
We do not have a nominations committee. Our full board of directors participates in the consideration of nominees to our board of directors other than as set forth below. The board of directors believes that input from all directors in the nominating process enhances the Company’s ability to identify, evaluate and select director nominees. In addition, our
Stockholders Agreement provides that our board of directors will nominate individuals designated by VoteCo Professionals equal to a majority of the board of directors, for so long as the Class B Condition is satisfied and, thereafter, one third of the candidates for so long as the Secondary Class B Condition is satisfied. Please refer to the section entitled “Certain
Relationships and Related Person Transactions—Perella Weinberg Related Party Transactions—Right of VoteCo
Professionals and Stockholders Agreement” for more details regarding our Stockholders Agreement.

In considering candidates for nomination, the board of directors applies several criteria in selecting nominees. At a minimum, the board of directors considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board of directors’ oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the board of directors may consider include a candidate’s specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the board of directors considers appropriate in the context of the board of directors’ needs.
The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our bylaws, as summarized below.
The notice of nomination should include the information required by Perella Weinberg’s bylaws, including, but not limited to, the following:
•the stockholder’s name, record address, and name and principal place of business,
•the name, age, business address, residence address, and principal occupation or employment of the nominee,
•the class or series, and number of all shares of the Company’s stock owned beneficially or of record by the stockholder or the nominee,
•whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by the stockholder or the nominee with respect to the Company’s stock,
•a description of all agreements or arrangements to which the stockholder or the nominee is a party with respect to the nomination, the Company or the Company’s stock,
•a description of agreements or arrangements entered into by the stockholder or the nominee with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the stockholder’s voting power,
•a representation that the stockholder will attend the meeting in person or by proxy to nominate the persons named in its notice, and
•any other information related to the stockholder or the nominee required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.
The notice must be accompanied by the nominee’s consent to be elected and to serve as a director and include certain representations and agreements by the nominee set forth in our bylaws.
This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting.
Stockholder nominees should be submitted to the Company’s Corporate Secretary at the Company’s principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our bylaws and other information reasonably requested by the Company within the timeframe described below in the section entitled “Additional Information—Procedures for Submitting Stockholder
Proposals and Director Nominations.”
When the Company or the board of directors is required by contractual obligation (including pursuant to the
Stockholders Agreement) to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.

Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our Corporate Secretary at Perella Weinberg Partners, 767 Fifth Avenue, New York,
NY 10153. Communications should contain instructions on which member or members of the board of directors the communication is intended for. Such communications will generally be forwarded to the intended recipients. However, our
Corporate Secretary may, in his or her sole discretion, decline to forward any communications that are inappropriate.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The code of business conduct and ethics is available on our website at https://investors.pwpartners.com. We expect that any amendment to the code of business conduct and ethics, or any waivers of its requirements, will be disclosed on our website.
Insider Trading Policy
The Company has insider trading policies and procedures that govern the purchase, sale and other dispositions of its securities by directors, officers and employees, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of our Insider Trading Policy is filed with our most recent Annual Report on Form 10-K as Exhibit 19.1.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its responsibilities. The corporate governance guidelines are available in the Corporate Governance section of our
Investor Relations website at https://investors.pwpartners.com.
Executive Officers
Set forth below are biographical summaries of our executive officers, other than Mr. Weinberg, our Chairman, Mr.
Bednar, our Chief Executive Officer, and Mr. Becker, our President, each of whose biographical summary is set forth above in the section entitled “—Directors and Director Nominees.”

Name	Age	Title
Alexandra Gottschalk	38	Chief Financial Officer
Alexandra Gottschalk has served as our Chief Financial Officer since January 2024. Ms. Gottschalk is a seasoned financial executive, with over 15 years of experience. Prior to being named Chief Financial Officer, Ms. Gottschalk served as Chief Accounting Officer of the Company since 2019. Ms. Gottschalk has also served as Controller of the Company or its business units (including TPH&Co.) since 2010. Prior to that, she was with PwC in the firm’s Assurance practice and began her career at Deloitte in the International Tax Group. Ms. Gottschalk earned a Master of Science in Accountancy and a Bachelor of Business Administration in Accounting from the University of Houston Honors College. Additionally, she
is a Certified Public Accountant.

DIRECTOR COMPENSATION
Director Compensation
For 2024, our non-employee directors were entitled to the following compensation for their service on our board of directors (as applicable): (i) an annual base retainer in the amount of $200,000, 50% of which is paid in the form of restricted stock units (“RSUs”) and 50% of which is paid in cash; (ii) a one-time grant of RSUs with a value of $50,000 upon initial appointment to our board of directors vesting in three equal installments on or about each anniversary of the grant date; (iii) an annual cash retainer of $20,000 for the chair of the audit committee; and (iv) an annual cash retainer of
$20,000 for the chair of the compensation committee. Except for the one-time grant of RSUs upon initial appointment to our board of directors, all other RSUs are granted on or about the date of our general annual stockholder meeting and will vest on the date of the next general annual stockholder meeting.
Director Compensation Table for 2024
The total 2024 compensation of our non-employee directors is shown in the following table. We do not separately compensate our affiliated directors for their service on our board of directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Elizabeth (Beth) Cogan Fascitelli	100,000	98,681	198,681
Kristin W. Mugford	100,000	98,681	198,681
Jorma Ollila	120,000	98,681	218,681
Jane C. Sherburne	120,000	98,681	218,681
(1)Amounts shown in this column reflect the cash annual base retainer fees and committee chair fees earned for 2024.
(2)Amounts shown in this column represent the grant date fair value, calculated in accordance with the Financial Accounting Standards Board's
(FASB) Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"), of the service-based RSUs granted on or about the date of our 2024 general annual stockholder meeting to our non-employee directors. For a summary of the assumptions used in the valuation of these awards, please see Note 11—Equity-Based Compensation to the consolidated financial statements in our 2024 Form
10-K. As of December 31, 2024, Ms. Fascitelli and Ms. Mugford each held 8,875 outstanding RSUs while Mr. Ollila and Ms. Sherburne each held 6,383 outstanding RSUs.

COMPENSATION DISCUSSION & ANALYSIS
This section discusses the compensation of our named executive officers ("NEOs") for the fiscal year ended
December 31, 2024.
Our NEOs for the fiscal year ended December 31, 2024 are:
•Peter A. Weinberg, Chairman;
•Andrew Bednar, Chief Executive Officer;
•Dietrich Becker, President; and
•Alexandra Gottschalk, Chief Financial Officer.
Our Executive Compensation Program
Our executive compensation program is designed to align management incentives with our shareholders' interests.
We deploy annual incentive bonuses, performance-based awards and other compensation elements to drive performance. We seek to attract, motivate and retain highly skilled executives with the talent and experience necessary to achieve our business objectives. We believe our competitive executive compensation program fosters excellence and accountability by linking pay to performance, driving Company revenue and yielding shareholder return.
Our Company and 2024 Financial Overview
Perella Weinberg is a leading global independent advisory firm that provides strategic and financial advice to clients across the most active industry sectors and international markets.

Key Stats
66	~700	10	16
Advisory Partners Globally	Employees	Offices Globally	5 New Partners; 11 New MDs

2024 Financial Performance
$878M	$137M	$0.96	$407M
Revenues; up 35% YoY	Adjusted(1) Pre-Tax Income	Adjusted(1) EPS	Cash and Short-Term Investments and No Debt
(1)The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP).
Certain figures above are shown ‘as adjusted,’ indicating a non-GAAP financial measure. See Appendix A, “Non-GAAP Financial Measures,”
for a reconciliation of non-GAAP financial measures with comparable GAAP financial measures.
Process For Determining Executive Compensation
Role of the Compensation Committee. Our board of directors has delegated authority to our compensation committee (the “Compensation Committee”) to review our executive compensation program and determine and approve the compensation of our NEOs.
Role of Management. Our Compensation Committee considers information and analyses provided by management when determining the annual compensation of our NEOs. Specifically, our Chief Executive Officer reviews annually the performance of each of our NEOs (other than himself) and discusses the performance assessments with our
Compensation Committee. Our Compensation Committee assesses the performance of our Chief Executive Officer. Our
Chief Executive Officer makes recommendations to our Compensation Committee regarding our executive officer compensation program, including decisions affecting base salaries, annual incentive bonuses and long-term incentive awards and other benefits, which our Compensation Committee takes into account when setting the compensation for all of our NEOs. Our Compensation Committee retains the final authority to make all compensation decisions for our NEOs, including our Chief Executive Officer.

Role of the Compensation Consultant. Our Compensation Committee engaged a compensation consultant,
Exequity LLP (“Exequity”), to advise us on our compensation programs and policies and the competitive landscape for our
NEOs for 2024. Exequity advises our Compensation Committee on the principal elements of our executive compensation program and provides market information and analysis regarding the competitiveness of our executive compensation program. Our Compensation Committee made use of the information and analysis provided by Exequity when establishing the compensation of our NEOs for 2024. Our Compensation Committee has determined that Exequity is independent from us and that the work performed by Exequity did not raise any conflicts of interest.
Compensation Review Process. To assist our Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our NEOs, Exequity prepared comparative market data on compensation practices and programs as well as guidance on industry best practices. Our Compensation Committee, with guidance from Exequity and input from our senior management team, determines the composition of our peer group and reevaluates this group on an annual basis. Our Compensation
Committee determined that our peer group for determining the compensation of our NEOs in 2024 in connection with our annual compensation review would consist of five comparable organizations, which operate in comparable industry segments, are similar in size and scope, and are competitors for the same talent. The most relevant publicly-held competitors considered within the independent investment bank data that we reviewed and considered to obtain an understanding of current compensation practices for 2024 included:
Evercore Inc.
Houlihan Lokey, Inc.
Lazard, Inc.
Moelis & Company
PJT Partners Inc.
Executive Compensation Elements
Compensation provided to our NEOs generally consists of base salary, discretionary annual incentive bonuses, which includes a cash bonus and grant of restricted stock units ("RSUs"), and other benefits, each of which is described in more detail below.
Base Salary
We provide annual base salaries to each of our NEOs. Our NEOs’ annual base salaries that were in effect for 2024 are set forth in the table below.

Named Executive Officer	2024 Annual Base Salary ($)
Peter A. Weinberg	500,000
Andrew Bednar	500,000
Dietrich Becker(1)	491,915
Alexandra Gottschalk	500,000
(1)As converted from pounds sterling to U.S. dollars using the exchange rate of approximately $1.28 for 2024.
Annual Incentive Bonuses
The annual incentive bonuses payable to our NEOs in respect of the applicable year are discretionary in amount and are based on a performance evaluation conducted by our Compensation Committee in consultation with our Chief
Executive Officer. The evaluation includes analyses of both overall Company performance and the performance of the individual NEOs and their contributions to Perella Weinberg. We did not guarantee cash bonuses to any of our NEOs in
2024.

Consistent with our long-term focus, our overall Company performance is reviewed through a multi-year lens with consideration given to our business mix. With respect to individual performance and contributions to Perella Weinberg, the factors considered for our NEOs included commercial contribution, leadership and executive management, and, with respect to Ms. Gottschalk, effective management of corporate finance. Following a review of all applicable factors, our
Compensation Committee approved the annual incentive bonuses for our NEOs, the cash portion of which is set forth in the below table.

Named Executive Officer	2024 Annual Incentive Cash Bonus ($)
Peter A. Weinberg	1,500,000
Andrew Bednar	22,895,500
Dietrich Becker(1)	4,769,796
Alexandra Gottschalk	1,217,500
(1)As converted from pounds sterling to U.S. dollars using the exchange rate of approximately $1.28 for 2024.
For 2024, the annual incentive bonuses were payable partly in cash and partly in RSUs granted under the Perella
Weinberg Partners 2021 Omnibus Incentive Plan (the “Incentive Plan”), except for Mr. Weinberg's annual incentive bonus for 2024, which was paid entirely in cash. The cash portion of the 2024 annual incentive bonuses for our NEOs was paid in February 2025. A portion of the annual incentive bonus paid to Mr. Bednar for 2024 ($7,000,000) is subject to a repayment agreement, with retention terms that are generally consistent with the forfeiture provisions of the equity-based portion of the annual incentive bonuses described below.
The equity-based portion of the 2024 annual incentive bonuses was granted in the form of RSUs in the first quarter of
2025 on the fifth trading day after our earnings release for the year ended December 31, 2024, and is generally subject to a service-based vesting schedule over a three-year period following the date of grant. In accordance with SEC rules, these RSUs will not be reported in the “Equity Bonus Awards” column of the "Summary Compensation Table" disclosed below in the section entitled "Compensation Tables—Summary Compensation Table" for 2024, but will instead be included in such column in our next year's proxy statement disclosing our 2025 NEO compensation.

Alternative Presentation of Annual Compensation
The following table is presented to show how our Compensation Committee viewed total annual compensation for
2024, 2023 and 2022 for each of our NEOs and includes base salary as well as year-end cash and equity incentive awards. This table differs from the “Summary Compensation Table” disclosed below in the section entitled "Compensation
Tables—Summary Compensation Table" and is not a substitute for that table.
Unlike the “Summary Compensation Table,” which reflects the grant date fair value of equity awards granted during the applicable calendar year (whether or not such equity awards were granted with respect to the performance for such year), the following table reflects the dollar amounts of the annual incentive compensation paid in the form of RSUs with respect to each specific performance year (e.g., for 2024, the dollar amount of the RSUs that were granted in 2025 with respect to 2024 performance), which dollar amounts may differ from the grant date fair values of such RSUs as computed in accordance with ASC 718. The following table does not reflect the performance-based long-term incentive awards granted (or any modifications thereto) in prior years, as described in greater detail in the section below entitled "—Long-
Term Incentive Awards and Other Performance-Based Awards."  The table also does not reflect the incremental compensation cost recognized by Perella Weinberg in 2024 in connection with the Vesting Acceleration of the VCUs and
ACUs (as described in greater detail in the section below entitled "—Reorganization of Professional Partners and Vesting
of VCUs and ACUs") in the second quarter of 2024. Neither of these equity awards (nor their respective modifications) are viewed by the Compensation Committee as regular annual compensation for our NEOs.

Name and Principal Position	Year	Salary ($)	Annual Incentive(1)		Total ($)
			Cash ($)	RSUs(2) ($)
Peter A. Weinberg	2024	500,000	1,500,000	—	2,000,000
Chairman	2023	500,000	—	—	500,000
	2022	500,000	2,690,250	1,184,750	4,375,000
Andrew Bednar(3)	2024	500,000	22,895,500	3,604,500	27,000,000
Chief Executive Officer	2023	500,000	4,846,000	2,904,000	8,250,000
	2022	500,000	2,527,750	1,097,250	4,125,000
Dietrich Becker(4)	2024	491,915	4,769,796	3,490,534	8,752,245
President	2023	478,643	3,209,585	1,813,056	5,501,284
	2022	474,434	2,542,440	1,105,160	4,122,034
Alexandra Gottschalk(5)	2024	500,000	1,217,500	382,500	2,100,000
Chief Financial Officer
(1)Our annual incentive bonuses for 2024, 2023 and 2022 were paid partly in cash and partly in service-based RSUs, except for Mr. Weinberg, whose annual incentive bonus for 2024 was paid entirely in cash. Mr. Weinberg did not participate in our annual incentive bonus program for
2023. The RSUs vest in equal installments over three years, subject generally to continued service on each vesting date.
(2)The dollar amounts of the RSUs included in this column may differ from the grant date fair values of such awards as computed in accordance with ASC 718 and reported in the "Summary Compensation Table" disclosed below in the section entitled "Compensation Tables—Summary
Compensation Table". This table reflects the portion of each NEO’s total compensation in respect of the related year’s performance to be awarded in the form of RSUs. The actual number of RSUs granted is then determined based on the average closing price of our Class A common stock over the five trading days (for the 2024 and 2023 performance years) or the ten trading days (for the 2022 performance year)
immediately following our year-end earnings announcement. For purposes of the “Summary Compensation Table,” in accordance with SEC rules, the dollar value of the RSUs granted is presented at the grant date fair value calculated in accordance with ASC 718, which is based on the closing price of our Class A common stock on the date of grant for these awards. The grant date fair value of the RSUs granted in February
2025 in respect of 2024 performance will, in accordance with SEC rules, be reflected as Equity Bonus Awards for 2025 in next year's
"Summary Compensation Table" and "Grants of Plan-Based Awards" table.
(3)A portion of the annual incentive bonus paid to Mr. Bednar in February 2025 ($7,000,000) is subject to a repayment agreement, with retention terms that are generally consistent with the forfeiture provisions in our service-based RSUs.
(4)Mr. Becker is paid in GBP. U.S. dollar values are shown with a conversion rate of $1.28, $1.24 and $1.23 for 2024, 2023 and 2022, respectively, throughout the "Compensation Discussion & Analysis" and "Compensation Tables" sections.
(5)Ms. Gottschalk was appointed Chief Financial Officer of the company on January 1, 2024 and was not an NEO previously.

Long-Term Incentive Awards and Other Performance-Based Awards
In connection with the closing of the reorganization transaction that resulted in our becoming a publicly traded company on June 24, 2021 (the "Business Combination") and in respect of their ongoing participation in the leadership and management of Perella Weinberg following the closing of the Business Combination, Messrs. Weinberg, Bednar and
Becker, as well as some other partners, received grants in the aggregate amount of 9.5 million performance-based long-
term incentive awards ("LTIPs") in August 2021 (the “Original LTIP Grant”). Mr. Bednar received an additional grant in the aggregate amount of one million performance-based LTIPs in February 2023 in connection with his appointment as Chief
Executive Officer (the “CEO Promotion LTIP Grant”).
The performance-based LTIPs are subject to the achievement of two types of vesting conditions, both of which must be satisfied for the awards to vest: (i) service-based vesting conditions that will be satisfied in two installments on the third and fifth anniversaries of the grant date, subject to continued employment (with respect to the Original LTIP Grant for
Messrs. Bednar and Becker, including continued service as co-presidents of Perella Weinberg or any equivalent or more senior executive officer roles with Perella Weinberg, and with respect to the CEO Promotion LTIP Grant for Mr. Bednar, including continued service as Chief Executive Officer of Perella Weinberg or any equivalent or more senior executive officer roles with Perella Weinberg) on each vesting date; provided that 50% of the amount earned based on achievement of the performance-based vesting conditions prior to the first vesting date will remain outstanding and will vest on the second vesting date, subject to continued employment through such date, and (ii) performance-based vesting conditions that will be satisfied upon the achievement of closing stock prices equal to $15, $20, $25 and $30 for 20 out of any 30 consecutive trading days prior to the fifth anniversary of the grant date, as measured on the last calendar day of each month, subject to linear interpolation between the applicable price points.
Subject to such linear interpolation, the performance-based vesting conditions for the Original LTIP Grant will be deemed to be satisfied with respect to 30% of the award at the $15 closing stock price, 65% of the award at the $20 closing stock price, 82.5% of the award at the $25 closing stock price, and 100% of the award at the $30 closing stock price. The performance-based vesting conditions for the CEO Promotion LTIP Grant will be deemed to be satisfied with respect to 50% of the award at the $15 closing stock price, 80% of the award at the $20 closing stock price, 95% of the award at the $25 closing stock price, and 100% of the award at the $30 closing stock price, also subject to linear interpolation. Once any closing stock price is achieved, such closing stock price will be deemed to be irrevocably satisfied even if the price per share declines thereafter.
In connection with the closing of the Business Combination, Ms. Gottschalk received grants of restricted stock units in the form of (x) time-based RSUs that vested ratably on each of the first three anniversaries following the grant date and
(y) performance-based RSUs (“PSUs”) that vest based on the achievement of (i) service-based vesting conditions that are satisfied in five equal installments on the 36, 42, 48, 54 and 60 month anniversaries of the grant date and (ii) performance-
based vesting conditions that are satisfied upon the achievement of closing stock price hurdles for 20 out of any 30 consecutive trading days equal to $12, $13.50, $15 and $17, in each case prior to the sixth anniversary of the grant date.
In August 2023, in connection with Mr. Weinberg’s transition from Chief Executive Officer to Chairman, our
Compensation Committee approved a modification of the award of 3,300,000 performance-based LTIPs previously granted to Mr. Weinberg in August 2021 as part of the Original LTIP Grant. The modification was intended to further align the interests of our Chairman with long-term shareholder value creation and place less emphasis on prospective annual compensation. As modified, 1,650,000 of these LTIPs will vest solely based on the achievement of service-based vesting conditions that are satisfied in three equal installments on the third, fourth and fifth anniversaries of the original grant date.
The remaining 1,650,000 LTIPs are subject to the original service-based and performance-based vesting conditions of the
Original LTIP Grant, as described above.
Performance-Based Awards Vesting in 2024
For Messrs. Weinberg, Bednar and Becker, following the achievement of the first service-based vesting condition with respect to their performance-based LTIPs on August 31, 2024 and the satisfaction through December 31, 2024 of the performance-based vesting conditions at a closing stock price equal to at least $24.99, the number of their performance-
based LTIPs that vested in 2024 is set forth in the table below.

For Ms. Gottschalk, upon the achievement of the first service-based vesting condition with respect to her PSUs on
August 31, 2024 and the satisfaction through that date of the performance-based vesting conditions at a closing stock price equal to at least $17.00, the number of her PSUs that vested in 2024 is set forth in the table below.
We refer to the performance-based LTIPs (exclusive of Mr. Weinberg's modified solely service-based LTIPs) and the
PSUs collectively as performance-based awards.

Named Executive Officer	Number of Performance- Based Awards Vesting in 2024	Highest Stock Price Metric Achieved as of December 31, 2024
Peter A. Weinberg	680,336	$24.99
Andrew Bednar	968,964	$24.99
Dietrich Becker	968,964	$24.99
Alexandra Gottschalk	4,000	$17.00
Retirement Arrangements
Perella Weinberg maintains a 401(k) retirement savings plan for U.S. employees, including Messrs. Weinberg and
Bednar and Ms. Gottschalk.  We also provide an employer safe harbor non-elective contribution and an employer discretionary contribution to eligible participants, including Messrs. Weinberg and Bednar and Ms. Gottschalk. Perella
Weinberg maintains a defined contribution pension scheme for U.K. employees, including Mr. Becker, and provides a standard employer contribution to eligible participants. Perella Weinberg does not maintain any defined benefit pension plans or supplemental executive retirement plans.
Employee Benefits
Eligible employees, including our NEOs, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our NEOs participate in these programs on the same basis as eligible employees generally.
Executive Employment Agreements
We entered into employment agreements with each of Messrs. Weinberg, Bednar and Becker, pursuant to which they each continue to serve as our executive officers. The employment agreements were approved by our Compensation
Committee and amended and restated effective as of January 1, 2023 to reflect the changes in position of our NEOs when
Mr. Bednar was appointed as our Chief Executive Officer.
The employment agreements provide that each of Messrs. Weinberg, Bednar and Becker will receive an annual base salary subject to annual review by our Compensation Committee, will be eligible to receive a discretionary annual performance bonus, and will be eligible to receive discretionary annual equity awards pursuant to the Incentive Plan. The employment agreements also provide for certain grants of equity awards pursuant to the Incentive Plan in the form of performance-based LTIPs, as described above in the section entitled “—Long-Term Incentive Awards and Other
Performance-Based Awards.”
Each employment agreement incorporates by reference the restrictive covenants applicable to the NEO, including the restrictive covenants set forth in the Second Amended and Restated Agreement of Limited Partnership of PWP OpCo, as
described below in “—Reorganization of Professional Partners and Vesting of VCUs and ACUs.”
Reorganization of Professional Partners and Vesting of VCUs and ACUs
Prior to December 31, 2023, PWP Professional Partners LP ("Professional Partners") was an aggregator partnership through which certain limited partners, including our NEOs, held indirect interests in PWP OpCo, the entity through which the Company held its advisory business. These limited partners, including our NEOs, held direct interests in Professional
Partners in the form of a combination of original capital units (“OCUs”), which were fully vested at all times, and value capital units (“VCUs”) and alignment capital units (“ACUs”), which were subject to an approximately three- to five-year vesting period from the closing of the Business Combination.

On December 31, 2023, as part of an internal reorganization, Professional Partners was divided into three partnerships pursuant to a plan of division (the “Division”), which, among other things, provided that (i) all of its limited partnership interests in PWP OpCo were allocated to one of the divided partnerships, PWP AdCo Professionals LP
(“AdCo Professionals”) and (ii) all of its shares of Class B-1 common stock of the Company were allocated to another divided partnership, VoteCo Professionals.
On April 1, 2024, as part of this internal reorganization, AdCo Professionals merged with and into PWP OpCo (the
“Merger”). At the time of the Merger, the OCUs, VCUs, and ACUs of AdCo Professionals were converted into an equivalent number of newly created OCUs, VCUs and ACUs of PWP OpCo.
At the time of the Merger, the Company entered into vesting acceleration agreements with certain holders of VCUs and ACUs of AdCo Professionals and VoteCo Professionals (the “Accelerated Units”) to accelerate vesting of the
Accelerated Units during the second quarter of 2024 (the “Vesting Acceleration”). Upon vesting, a portion of the ACUs were converted into cash in an aggregate amount up to the ACU holders' estimated tax liability and cancelled. The VCUs and remaining ACUs of PWP OpCo were automatically converted into OCUs of PWP OpCo. The Accelerated Units generally are subject to a lock-up period that is identical to the lock-up period applicable to such units prior to the Vesting
Acceleration.  For additional details about the Vesting Acceleration, please refer to the section below entitled “Certain
Relationships and Related Person Transactions—Perella Weinberg Related Party Transactions—Acceleration of ACUs
and VCUs."
The VCUs and ACUs of PWP OpCo were recorded as equity-based compensation expense at PWP OpCo for accounting purposes. However, the vesting of the VCUs and ACUs did not economically dilute Perella Weinberg shareholders’ interests relative to the interests of other investors in PWP OpCo as the aggregate interests of those other investors does not change as a result of the grant or vesting of these awards.
PWP OpCo units are, depending on the holder, subject to forfeiture provisions as a result of certain terminations or breaches of restrictive covenants. If any such units are forfeited, such forfeited units will accrete to all limited partners of
PWP OpCo (other than the Company). Subject to applicable law and the terms of the PWP OpCo limited partnership agreement, the general partner of PWP OpCo will cause distributions to be made to the limited partners pro-rata in accordance with such limited partners’ respective ownership of each class of PWP OpCo units.
Subject to the redemption procedures and restrictions set forth in the PWP OpCo limited partnership agreement, PWP
OpCo also provides for certain rights for limited partners holding OCUs, including OCUs received in respect of the vesting of VCUs and/or ACUs, to exchange such OCUs for (i) shares of our Class A common stock on a one-for-one basis
(subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash, with the form of consideration determined by the Company.
Subject to certain exceptions, PWP OpCo units held by working partners are generally subject to a lock-up of approximately three to five years from the closing of the Business Combination, which may be reinstated or extended for a period of 12 months following such working partner’s resignation without good reason. For Mr. Perella and certain other working partners who are retirement-eligible, PWP OpCo units are generally subject to a lock-up of approximately one to five years from the closing of the Business Combination and are not subject to reinstatement or extension of such lock-up following their resignation. No lock-up period for any limited partner is expected to extend beyond the five-year anniversary of the closing of the Business Combination.  The lock-up generally restricts the sale, pledge, grant of any option, short sale or other disposition of any PWP OpCo units, and the entrance into any hedging, swap or other agreement or transaction related to such partnership units. The Company may waive the lock-up period for any limited partner with respect to all or a portion the applicable partnership units with no obligation to do so for any other limited partner, and the lock-ups may be waived for certain pre-determined circumstances, such as death, disability and certain tax liabilities, and certain contractual obligations to limited partners pursuant to offer letters that provide for certain unrestricted equity awards.

Certain limited partners, including our NEOs, are subject to certain restrictive covenants set forth in the PWP OpCo limited partnership agreement, including perpetual confidentiality obligations, 180-day post-termination client and customer non-solicitation restrictions following a termination for cause or any resignation without good reason, post-
termination investor non-solicitation restrictions following a termination for cause or any resignation without good reason for (x) 180 days with respect to any limited partner of PWP Capital Holdings or PWP OpCo, and their respective subsidiaries and successors and assigns or (y) one year with respect to any limited partner, investor, prospective limited partner or investor of investment funds sponsored by a PWP Entity (as defined in the PWP OpCo limited partnership agreement), one-year post-termination employee non-solicitation restrictions following any termination, and perpetual non-
disparagement obligations. In addition, in the event that a limited partner resigns without good reason and competes with the PWP Entities within a year following the termination, or breaches any other applicable written covenant between any
PWP Entity and such limited partner, then any partnership units in PWP OpCo held by such limited partner will be forfeited on the date of such breach.
Tax Considerations
As a general matter, our Compensation Committee considers various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration and our Compensation Committee retains the discretion to award compensation that is non-deductible.
Clawback Policy
Our clawback policy, adopted as of December 1, 2023, provides that in the event of a required accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, our
Compensation Committee will seek reimbursement of the portion of any incentive-based compensation received by our executive officers that would not have been paid had our financial statements been correctly stated.
Anti-Hedging Policy
Our insider trading policy prohibits our directors and employees, including executive officers, from hedging or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.
Share Ownership Guidelines
We have minimum equity ownership guidelines for our NEOs and our non-employee directors that require significant ownership of our Class A common stock. Our NEOs are expected to maintain equity ownership in the Company (including partnership units and RSUs) having a market value equal to or greater than a multiple of each NEO’s base salary (five times base salary for the Chief Executive Officer, four times base salary for our President and three times base salary for other NEOs). Our non-employee directors are expected to hold equity in the Company with a market value equal to or greater than three times their annual cash retainer. Each NEO and non-employee director must achieve the minimum equity investment within five years from the later of the adoption of the guidelines (for NEOs and non-employee directors in place at that time of the adoption of the guidelines) and the date of such NEO’s or non-employee director’s appointment
(for subsequently appointed NEOs and non-employee directors). All of our NEOs and non-employee directors are, or are expected to be within the time ascribed in our ownership guidelines, in compliance with our minimum equity ownership guidelines.

Position	Ownership Requirement Multiple
Chief Executive Officer	5x Base Salary
President	4x Base Salary
Other NEOs	3x Base Salary
Non-Employee Directors	3x Cash Retainer
Grant Policies and Practices
We do not grant stock options, stock appreciation rights, or similar option-like instruments and, as such, we do not have any policy or practice in place on the timing of such awards in relation to the disclosure of material non-public information.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for 2024 required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis for 2024 be included in the Proxy Statement for the 2025 Annual Meeting of Stockholders to be filed with the SEC.
Compensation Committee
Jane C. Sherburne (Chair)
Elizabeth Cogan Fascitelli
Kristin W. Mugford
Jorma Ollila

COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of our NEOs in the applicable year:

Name and Principal Position	Year	Salary(1) ($)	Cash Bonus(2) ($)	Equity Bonus Awards(3) ($)	Long-Term Incentive Awards(4) ($)	Aggregate Incremental Accounting Expense(5) ($)	All Other Compensation(6) ($)	Total ($)
Peter A. Weinberg Chairman	2024	500,000	1,500,000	—	—	1,626,823	10,500	3,637,323
	2023	500,000	—	1,115,312	10,246,838	—	10,500	11,872,650
	2022	500,000	2,690,250	3,555,680	—	—	10,500	6,756,430
Andrew Bednar Chief Executive Officer	2024	500,000	22,895,500	2,999,629	—	975,555	10,500	27,381,184
	2023	500,000	4,846,000	1,032,935	6,015,135	—	10,500	12,404,570
	2022	500,000	2,527,750	2,807,505	—	—	10,500	5,845,755
Dietrich Becker President(7)	2024	491,915	4,769,796	1,872,760	—	—	19,677	7,154,148
	2023	478,643	3,209,585	1,040,385	—	—	17,550	4,746,163
	2022	474,434	2,542,440	2,800,055	—	—	18,977	5,835,906
Alexandra Gottschalk Chief Financial Officer	2024	500,000	1,217,500	177,675	—	95,416	10,500	2,001,091
(1)Amounts shown in this column reflect the annual base salary earned by each of our NEOs during the applicable calendar year.
(2)Amounts shown in this column represent the cash bonuses paid to or earned by each of our NEOs in respect of performance during the applicable calendar year. In accordance with SEC rules, the entire cash portion of our annual incentive bonuses for each of 2024, 2023 and
2022 performance is reported in the “Cash Bonus” column of the Summary Compensation Table for the applicable year. Our annual incentive bonuses for 2024, 2023 and 2022 were paid partly in cash and partly in service-based RSUs granted under the Incentive Plan, except for Mr.
Weinberg, whose annual incentive bonus for 2024 was paid entirely in cash, as described in greater detail in the section above entitled
“Compensation Discussion & Analysis—Executive Compensation Elements—Annual Incentive Bonuses." Mr. Weinberg did not participate in our annual incentive bonus program for 2023. A portion of the annual incentive bonus paid to Mr. Bednar in February 2025 ($7,000,000) is subject to a repayment agreement, with retention terms that are generally consistent with the forfeiture provisions in our service-based RSUs.
(3)Amounts shown in this column represent the grant date fair value, calculated in accordance with ASC 718, of the equity-based portion of our annual incentive bonuses (the “Equity Bonus Awards”) granted to each of our NEOs for 2023, 2022 and 2021 performance. The Equity Bonus
Awards for 2023 performance were granted to each of our NEOs (other than Mr. Weinberg) in the first quarter of 2024 on the fifth trading day after our earnings release for the year ended December 31, 2023. The Equity Bonus Awards for 2022 performance were granted to each of our NEOs in the first quarter of 2023 on the tenth trading day after our earnings release for the year ended December 31, 2022. The Equity
Bonus Awards for 2021 performance were granted to each of our NEOs in the first quarter of 2022 on the tenth trading day after our earnings release for the year ended December 31, 2021. The amounts set forth in the “Equity Bonus Awards” column with respect to the Equity Bonus
Awards granted to each of our NEOs for 2023, 2022 and 2021 performance are based on the closing price of our Class A common stock on the date of grant of $13.30, $10.15 and $9.96 per share, respectively. The Equity Bonus Awards for 2024 performance were granted to each of our NEOs (other than Mr. Weinberg) in the first quarter of 2025 on the fifth trading day after our earnings release for the year ended December
31, 2024. In accordance with SEC rules, the grant date fair value of such awards are not reported in the “Equity Bonus Awards” column of the
Summary Compensation Table above for 2024 but will instead be included in the “Equity Bonus Awards” column of the Summary
Compensation Table for 2025. The Equity Bonus Awards for 2024 performance were granted to Messrs. Bednar and Becker and Ms.
Gottschalk with grant date fair values in the amounts of $3,636,553, $3,521,574 and $385,903, respectively. Mr. Weinberg's annual incentive bonus for 2024 performance did not include an equity component. The Equity Bonus Awards are service-based RSUs that generally vest in equal installments over three years, subject generally to continued service on each vesting date.
(4)The amount shown in this column for Mr. Weinberg represents the incremental compensation cost, calculated in accordance with ASC 718, recognized by the Company in connection with the modification in 2023 of the performance-based LTIPs previously granted to him in August
2021 as part of the Original LTIP Grant in connection with the Business Combination. The amount shown in this column for Mr. Bednar represents the grant date fair value, calculated in accordance with ASC 718, of the additional performance-based LTIPs granted to him in 2023 in connection with his appointment as CEO effective as of January 1, 2023. These performance-based LTIPs (including the modification of Mr.
Weinberg’s original grant) are described in greater detail in the section above entitled “Compensation Discussion & Analysis—Executive
Compensation Elements—Long-Term Incentive Awards and Other Performance-Based Awards."
(5)As a result of the Merger and Vesting Acceleration, in accordance with ASC 718, certain VCUs and ACUs (including those of Messrs.
Weinberg and Bednar and Ms. Gottschalk) were modified from equity-classified to liability-classified awards, which caused changes in fair value to be recorded as incremental equity-based compensation expense through the date of vesting. Mr. Becker's VCUs and ACUs were not required to be modified under ASC 718. Amounts shown in this column represent the incremental compensation expense, calculated in accordance with ASC 718, recognized by the Company in 2024 in connection with the Vesting Acceleration in the second quarter of 2024.  For more detailed information regarding the Vesting Acceleration, please refer to the section below entitled “Certain Relationships and Related
Person Transactions—Perella Weinberg Related Party Transactions—Acceleration of ACUs and VCUs.”
(6)Amounts shown in this column represent (i) for Messrs. Weinberg and Bednar and Ms. Gottschalk, the employer safe harbor non-elective contributions made to them in respect of their participation in the Company’s 401(k) plan in the applicable calendar year and (ii) for Mr. Becker, the employer contributions made in respect of his participation in the Company’s defined contribution pension scheme in the U.K. in the applicable calendar year, each of which are described in more detail in the section above entitled “Compensation Discussion & Analysis—
Executive Compensation Elements—Retirement Arrangements.”

(7)Amounts shown in this table for Mr. Becker, other than in the “Equity Bonus Awards” column, have been converted from pounds sterling to
U.S. dollars using the exchange rates of approximately $1.28, $1.24 and $1.23 for 2024, 2023 and 2022, respectively.
Grants of Plan-Based Awards in Fiscal Year 2024
The following table sets forth the equity-based awards (all of which are "plan-based" awards) granted to our NEOs in
2024:

Named Executive Officer	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)(3) ($)
Peter A. Weinberg	5/6/2024	—	1,626,823
Andrew Bednar	5/6/2024	—	975,555
	2/15/2024	225,536	2,999,629
Dietrich Becker	2/15/2024	140,809	1,872,760
Alexandra Gottschalk	5/6/2024	—	95,416
	2/15/2024	13,359	177,675
(1)Represents service-based RSUs granted in 2024 in respect of the equity-based portion of our annual incentive bonuses for 2023 performance that are generally subject to a service-based vesting schedule over a three-year period following the date of grant.
(2)With regard to the May 6, 2024 grant date, amounts represent the incremental compensation expense, calculated in accordance with ASC
718, recognized by the Company in connection with the Vesting Acceleration in the second quarter of 2024. As a result of the Merger and
Vesting Acceleration, certain VCUs and ACUs were modified from equity-classified to liability-classified awards with changes in fair value generally recorded as incremental equity-based compensation expense through the date of vesting.  For additional information regarding the
Vesting Acceleration, please refer to the section below entitled “Certain Relationships and Related Person Transactions—Perella Weinberg
Related Party Transactions—Acceleration of ACUs and VCUs.”
(3)With regard to the February 15, 2024 grant of service-based RSUs, the grant date fair values were computed in accordance with ASC 718.
Outstanding Equity Awards at Fiscal Year End for 2024
The following table summarizes the outstanding equity-based awards held by each of our NEOs as of December 31,
2024:

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Peter A. Weinberg	2,259,321(3)	53,862,213
Andrew Bednar	2,765,268(4)	65,923,989
Dietrich Becker	1,683,889(5)	40,143,914
Alexandra Gottschalk	45,942(6)	1,095,257
(1)Represents, as of December 31, 2024: (i) performance-based LTIPs held by each of Messrs. Weinberg, Bednar and Becker subject to the achievement of two types of vesting conditions, both of which must be satisfied for the awards to vest: (x) service-based vesting conditions that will be satisfied in two installments on the third and fifth anniversaries of the applicable grant date, subject to continued employment on each vesting date; provided that 50% of the amount earned based on achievement of the performance-based vesting conditions prior to the first vesting date will remain outstanding and will vest on the second vesting date, subject to continued employment through such date and (y)
performance-based vesting conditions that will be satisfied upon the achievement of closing stock prices equal to $15, $20, $25 and $30 for 20 out of any 30 consecutive trading days prior to the fifth anniversary of the grant date, as measured on the last calendar day of each month, subject to linear interpolation between the applicable price points; (ii) PSUs held by Ms. Gottschalk subject to the achievement of two types of vesting conditions, both of which must be satisfied for the awards to vest: (x) service-based vesting conditions that are satisfied in five equal installments on the 36, 42, 48, 54 and 60 month anniversaries of the grant date and (y) performance-based vesting conditions that are satisfied upon the achievement of closing stock price hurdles for 20 out of any 30 consecutive trading days equal to $12, $13.50, $15 and $17, in each case prior to the sixth anniversary of the grant date; (iii) service-based LTIPs held by Mr. Weinberg that vest in three installments on the third, fourth and fifth anniversaries of the original August 31, 2021 grant date, subject to continued employment; and (iv) service-based RSUs granted in respect of the equity-based portion of our annual incentive bonuses for 2023, 2022 and 2021 performance that are generally subject to a service-based vesting schedule over a three-year period following the date of grant. The amounts shown do not include OCUs, VCUs and
ACUs, which were fully vested prior to December 31, 2024.
(2)The market value of the service-based LTIPs and service-based RSUs is based on the closing price of our Class A common stock on
December 31, 2024, which was $23.84. The market value of the performance-based LTIPs and PSUs is based on the number of shares of our
Class A common stock that our NEOs would earn as a result of the LTIPs and PSUs assuming attainment of 100% of the performance-based vesting conditions during the performance period and the closing price of our Class A common stock on December 31, 2024. As of December
31, 2024, all of the unvested PSUs have attained 100% of their performance-based vesting conditions.

(3)Represents, as of December 31, 2024, (i) 189,657 service-based RSUs, (ii) 969,664 performance-based LTIPs and (iii) 1,100,000 service-
based LTIPs.
(4)Represents, as of December 31, 2024, (i) 384,232 service-based RSUs and (ii) 2,381,036 performance-based LTIPs.
(5)Represents, as of December 31, 2024, (i) 302,853 service-based RSUs and (ii) 1,381,036 performance-based LTIPs.
(6)Represents, as of December 31, 2024, (i) 29,942 service-based RSUs and (ii) 16,000 PSUs.
Stock Vested in 2024
The following table provides information about the vesting of stock awards during 2024. For purposes of this section, stock awards includes ACUs and VCUs, which were granted at the time of the Business Combination and have fully vested. Because we do not grant option awards to our NEOs, we have not included columns pertaining to option awards in the Stock Vested in 2024 table.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)
Peter A. Weinberg	3,420,025(2)	55,507,483
Andrew Bednar	2,523,172(3)	41,830,302
Dietrich Becker	2,658,651(4)	43,706,028
Alexandra Gottschalk	117,912(5)	1,691,446
(1)For RSUs, amounts realized upon vesting were calculated by multiplying the gross number of shares of our Class A common stock received upon vesting of the applicable RSUs (without netting any shares surrendered to pay taxes) by our closing stock price on the vesting date. For
VCUs and ACUs, amounts realized upon vesting were calculated by multiplying the gross number of OCUs received upon vesting of the applicable VCUs and ACUs (without netting any shares surrendered to pay taxes) by the volume weighted average price of our Class A common stock on the trading day prior to the vesting date. Once vested, these VCUs and ACUs are ultimately exchangeable into shares of our
Class A common stock on a one-for-one basis, described in greater detail in the section above entitled “Compensation Discussion & Analysis
—Executive Compensation Elements—Reorganization of Professional Partners and Vesting of VCUs and ACUs.”
(2)Includes (i) 154,328 service-based RSUs, (ii) 550,000 service-based LTIPs, (iii) 680,336 performance-based LTIPs and (iv) 2,035,361 VCUs/
ACUs.
(3)Includes (i) 130,990 service-based RSUs, (ii) 968,964 LTIPs and (iii) 1,423,218 VCUs/ACUs.
(4)Includes (i) 127,877 service-based RSUs, (ii) 968,964 LTIPs and (iii) 1,561,810 VCUs/ACUs.
(5)Includes (i) 16,414 service-based RSUs, (ii) 4,000 PSUs and (iii) 97,498 VCUs/ACUs.
Pension Benefits for 2024
We do not maintain any defined benefit pension plans for our NEOs.
Nonqualified Deferred Compensation for 2024
We do not maintain any nonqualified deferred compensation plans for our NEOs.
Potential Payments Upon Termination or Change in Control
The performance-based LTIPs held by each of Messrs. Weinberg, Bednar and Becker are subject to the achievement of service-based and performance-based vesting conditions, both of which must be satisfied for the awards to vest. Upon a termination of employment without cause or resignation for good reason, a pro-rata portion of the LTIPs will be deemed to have satisfied the service-based vesting conditions, subject to a 50% floor, and (x) to the extent that the applicable performance-based vesting conditions have previously been satisfied, will immediately vest, and (y) to the extent that the applicable performance-based vesting conditions have not previously been satisfied, will remain outstanding and eligible to vest subject to the achievement of the performance-based vesting conditions.
Upon a termination of employment due to death or disability, the same treatment will apply except that the LTIPs will not be pro-rated. Upon a change in control, achievement of the performance-based vesting conditions will be measured as of the change in control date based on the greater of the change in control price, the highest closing stock price achieved for 20 out of any 30 consecutive trading days prior to the change in control date, and $15, at which point the awards will continue to vest subject to the satisfaction of the service-based vesting conditions. Upon a termination without cause or resignation for good reason within 24 months following a change in control, any remaining service-based vesting conditions will be deemed to be fully satisfied.

For Messrs. Bednar and Becker with respect to the Original LTIP Grant, if the executive’s role as co-president (or any equivalent or more senior executive officer role), and for Mr. Bednar with respect to the CEO Promotion LTIP Grant, if his role as CEO (or any equivalent or more senior executive officer roles with Perella Weinberg), is terminated by the
Company without cause but the executive otherwise remains in continuous employment as a working partner, the LTIPs will remain outstanding subject to the achievement of the applicable service-based and performance-based vesting conditions based on the executive’s continued employment as a working partner. For Messrs. Bednar and Becker with respect to the Original LTIP Grant, if the executive resigns as co-president (or any equivalent or more senior executive officer role), and for Mr. Bednar with respect to the CEO Promotion LTIP Grant, if he resigns as CEO (or any equivalent or more senior executive officer role), but otherwise remains in continuous employment as a working partner, then only a pro-rata portion of the LTIPs will remain outstanding and eligible to vest subject to the achievement of the applicable service-based and performance-based vesting conditions based on the executive’s continued employment as a working partner.
The service-based LTIPs held by Mr. Weinberg generally vest in three equal installments on the third, fourth and fifth anniversaries of the original grant date. Upon a termination due to death or disability, any unvested service-based LTIPs will immediately vest. Upon a termination without cause or resignation for good reason within 24 months following a change in control, any unvested service-based LTIPs will immediately vest.
The PSUs held by Ms. Gottschalk are subject to the achievement of service-based and performance-based vesting conditions, both of which must be satisfied for the awards to vest. As of December 31, 2024, the applicable performance-
based vesting conditions have already been achieved. Upon a termination of employment without cause or resignation for good reason, a pro-rata portion of the PSUs will be deemed to have satisfied the service-based vesting conditions, subject to a 50% floor, and will immediately vest as of the date of such termination. Upon a termination of employment due to death or disability, the same treatment will apply except that the PSUs will not be pro-rated. Upon a termination without cause or resignation for good reason within 24 months following a change in control, the PSUs will immediately vest as of the date of such termination.
The service-based RSUs held by our NEOs generally vest in equal installments on each of the first three anniversaries of the grant date. Upon a termination due to death or disability, any unvested service-based RSUs will immediately vest. Upon a termination without cause or resignation for good reason, any unvested service-based RSUs will remain outstanding and eligible to be delivered on the regular vesting dates, subject to continued compliance with the applicable restrictive covenants. For certain service-based RSUs, upon a qualifying retirement, which may occur upon resignation after having reached age 56 with at least five years of service (provided that total age plus years of service must equal at least 65 years of age), applicable unvested service-based RSUs will remain outstanding and eligible to be delivered on the regular vesting dates, subject to continued compliance with the applicable restrictive covenants. The
NEOs waived these retirement provisions with regard to the service-based RSUs granted in 2022 and 2024, and such provision did not apply to the service-based RSUs granted to our NEOs in 2025. Upon a termination without cause or resignation for good reason within 24 months following a change in control, all unvested service-based RSUs will immediately vest.
Our NEOs are not entitled to receive any cash severance benefits upon any termination of employment.

Payment Upon Termination or Change in Control Table
The following table shows the value of the accelerated vesting of outstanding equity-based awards that our NEOs would have been eligible to receive if their employment had been terminated in a qualifying termination and/or a change in control had occurred, in each case, as of December 31, 2024. All amounts shown are estimates only, based on the closing price of our Class A common stock on December 31, 2024, which was $23.84, and the actual amounts that our NEOs may receive upon any qualifying termination and/or change in control will vary depending on the facts and circumstances applicable at the time of the triggering event.

Name	Value of Shares of Common Stock: Termination Due to Death or Disability(1) ($)	Value of Shares of Common Stock: Termination Due to Retirement(2) ($)	Value of Shares of Common Stock: Termination without Cause or for Good Reason(3) ($)	Value of Shares of Common Stock: Termination without Cause or for Good Reason following a Change in Control(4) ($)	Value of Shares of Common Stock: Change in Control(5) ($)
Peter A. Weinberg	46,964,633	1,684,487	15,334,222	46,964,633	—
Andrew Bednar	54,901,041	1,543,330	35,880,583	54,901,041	—
Dietrich Becker	30,320,117	1,629,083	22,620,083	30,320,117	—
Alexandra Gottschalk	1,095,257	—	1,018,326	1,095,257	—
(1)Represents the value, as of December 31, 2024, of: (i) the service-based RSUs held by our NEOs, the service-based LTIPs held by Mr.
Weinberg, and the PSUs held by Ms. Gottschalk, that, in each case, will immediately vest in full upon a termination due to death or disability and (ii) the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker for which the applicable performance-based vesting conditions have been satisfied as of December 31, 2024 but for which the service-based vesting conditions have not yet been satisfied, which will immediately vest in full upon a termination due to death or disability. No amounts are shown in this column for the performance-based
LTIPs held by Messrs. Weinberg, Bednar and Becker for which the applicable performance-based vesting conditions have not been satisfied as of December 31, 2024, which will remain outstanding and eligible to vest in full following a termination due to death or disability subject to the eventual achievement (if any) of the performance-based vesting conditions prior to the fifth anniversary of the grant date.
(2)Represents the value, as of December 31, 2024, of certain service-based RSUs held by each of our NEOs (other than Ms. Gottschalk) that, upon a qualifying retirement, will remain outstanding and eligible to be delivered on the regular vesting dates, subject to continued compliance with the applicable restrictive covenants.
(3)Represents the value, as of December 31, 2024, of (i) the service-based RSUs held by our NEOs that, upon a termination without cause or resignation for good reason, will remain outstanding and eligible to be delivered on the regular vesting dates, subject to continued compliance with the applicable restrictive covenants, (ii) the PSUs held by Ms. Gottschalk for which the applicable performance-based vesting conditions have previously been satisfied that, in each case, will immediately vest on a pro-rated basis (subject to a 50% floor) upon a termination without cause or resignation for good reason and (iii) the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker for which the applicable performance-based vesting conditions have been satisfied as of December 31, 2024 but for which the service-based vesting conditions have not yet been satisfied, which will immediately vest on a pro-rated basis (subject to a 50% floor) upon a termination without cause or resignation for good reason. No amounts are shown in this column for the performance-based LTIPs held by Messrs. Weinberg,
Bednar and Becker for which the applicable performance-based vesting conditions have not been satisfied as of December 31, 2024, which will remain outstanding and eligible to vest on a pro-rated basis (subject to a 50% floor) following a termination without cause or resignation for good reason subject to the eventual achievement (if any) of the performance-based vesting conditions prior to the fifth anniversary of the grant date.
(4)Represents the value, as of December 31, 2024, of the service-based RSUs held by our NEOs, the service-based LTIPs held by Mr.
Weinberg, the PSUs held by Ms. Gottschalk, and the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker that, in each case, will immediately vest upon a termination without cause or resignation for good reason within 24 months following a change in control. For the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker, for which, upon a change in control, achievement of the performance-based vesting conditions will be measured as of the change in control date based on the greater of the change in control price, the highest closing stock price achieved for 20 out of any 30 consecutive trading days prior to the change in control date, and $15, at which point the awards will continue to vest subject to the satisfaction of the service-based vesting conditions, the amounts shown in the table assume that the change in control price is equal to the closing price of our Class A common stock on December 31, 2024.
(5)For the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker, upon a change in control, achievement of the performance-
based vesting conditions will be measured as of the change in control date based on the greater of the change in control price, the highest closing stock price achieved for 20 out of any 30 consecutive trading days prior to the change in control date, and $15, at which point the awards will continue to vest subject to the satisfaction of the service-based vesting conditions. No amounts are shown in this column because the performance-based LTIPs held by Messrs. Weinberg, Bednar and Becker do not immediately vest in full upon change in control and will remain subject to the applicable service-based vesting conditions following such change in control.

Pay Versus Performance
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our
NEOs and our financial performance for the years shown in the table. For purposes of this discussion, our Chief Executive
Officer is also referred to as our principal executive officer or “PEO” and our other NEOs are referred to as our “Non-PEO
NEOs”:
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Shareholders Return(3) ($)	Peer Group Total Shareholders Return(4) ($)	Net Income (Loss) ($m)	Revenue ($m)
2024	27,381,184	85,738,459	4,264,187	34,884,096	200	131	(89)	878
2023	12,404,570	24,919,916	8,309,407	20,385,231	101	100	(112)	649
2022	6,756,430	(9,469,511)	5,840,831	(5,872,028)	79	89	(32)	632
(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2024	Andrew Bednar	Alexandra Gottschalk, Dietrich Becker, Peter A. Weinberg
2023	Andrew Bednar	Dietrich Becker, Peter A. Weinberg
2022	Peter A. Weinberg	Andrew Bednar, Dietrich Becker
(2)Amounts in this column are calculated in accordance with Item 402(v) of Regulation S-K. The following table details the adjustments prescribed by Item 402(v) to the "Summary Compensation Table" totals to determine the "Compensation Actually Paid" ("CAP") amounts. For the avoidance of doubt, no equity awards were cancelled due to a failure to meet vesting conditions during the years identified. In addition, all amounts presented below for "Non-PEO NEOs" are averages of the non-PEO NEO group.

Year	Executive(s)	Summary Compensation Table Total ($)	Deduct: All Stock Awards ($)	Add: Year- end Value of Unvested Equity Awards Granted During Year(a) ($)	Add: Increase/ (Decrease) in Value of Unvested Equity Awards Granted in Prior Years(a) ($)	Add: Value of Equity Awards Granted and Vested During Year(a) ($)	Add: Increase/ (Decrease) in Value of Equity Awards Granted in Prior Years Which Vested During Year(a) ($)	Add: Dividends ($)	Total Compensation Actually Paid ($)
2024	PEO	27,381,184	(3,975,184)	5,376,778	38,909,664	17,733	15,763,698	2,264,586	85,738,459
	Non-PEO NEOs	4,264,187	(1,257,558)	1,225,122	18,362,795	15,443	11,092,522	1,181,585	34,884,096
2023	PEO	12,404,570	(7,048,070)	10,327,296	8,637,387	—	31,006	567,727	24,919,916
	Non-PEO NEOs	8,309,407	(6,201,268)	1,613,533	15,325,545	23,818	35,097	1,279,099	20,385,231
2022	PEO	6,756,430	(3,555,680)	3,647,391	(18,333,968)	—	—	2,016,316	(9,469,511)
	Non-PEO NEOs	5,840,831	(2,803,780)	2,827,765	(13,231,843)	—	—	1,495,000	(5,872,028)
(a)For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with ASC
718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
The fair value of performance awards was estimated at each valuation date using a Monte Carlo simulation and the key assumptions as described in Note 11—Equity-Based Compensation to our financial statements for the fiscal year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC. The assumptions used were not materially changed from those described in Note 11—Equity-Based Compensation but were updated at each valuation date to reflect the then-current value of each variable.
(3)Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of the fiscal year ended December 31, 2021 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(4)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Financials Total Return
Index for the period beginning on the last trading day of the fiscal year ended December 31, 2021 through the end of the applicable fiscal year, assuming reinvestment of dividends.

Relationship between CAP vs. Cumulative TSR of Company and the Peer Group
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO
NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:
Relationship between CAP vs. Revenue
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO
NEOs against the Company’s revenue:

Relationship Between CAP vs. Net Income (Loss)
When determining the annual compensation of our NEOs, our Compensation Committee considers company-wide financial performance, including net income (loss), but is not focused solely on net income (loss). Any correlation (or lack thereof) between net income (loss) and the CAP for our PEO and the average CAP for our Non-PEO NEOs is not by design. For the period from 2022 through 2024, the changes in CAP for our PEO and the average CAP for our Non-PEO
NEOs were only loosely correlated with the changes in the Company’s net income (loss) for such period.
Most Important Performance Measures
The following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above. For a reconciliation of adjusted net income and adjusted operating margin with GAAP, please see Appendix A, "GAAP
Reconciliation of Adjusted Results (Unaudited)".
•Revenue
•Adjusted Net Income
•Adjusted Operating Margin
•TSR

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information about securities authorized for issuance under the Incentive Plan as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders:
2021 Omnibus Incentive Plan(1)	24,279,180	—	9,515,113
Equity compensation plans not approved by security holders:
None	—	—	—
Total	24,279,180	—	9,515,113
(1)Pursuant to the Incentive Plan, the maximum number of shares of Class A common stock reserved for issuance pursuant to the General Share
Reserve under the Incentive Plan that may be issued at any time during the term of the Incentive Plan is 13,980,000, as increased on the first day of each fiscal year of the Company beginning in calendar year 2022 by the number of shares of Class A common stock equal to the excess, if any, of (i) 15% of the number of outstanding shares of Class A common stock and the outstanding units of PWP OpCo that are exchangeable for shares of Class A common stock, in each case, on the last day of the immediately preceding fiscal year, over (ii) the number of shares of Class A common stock reserved and available for issuance in respect to future grants of awards under the Incentive Plan as of the last day of the immediately preceding fiscal year. In addition, the Transaction Pool Share Reserve under the Incentive Plan was comprised of
10,200,000 shares of Class A common stock, reserved for issuance through the one-year anniversary of the Business Combination, of which approximately 7,000,000 shares were granted subject solely to a service-based vesting schedule, and approximately 3,200,000 shares were granted subject to a service-based and performance-based vesting schedule. As a sub-plan under the Incentive Plan, the French Sub-Plan under the Incentive Plan does not contain a separate share reserve, and any awards granted under the French Sub-Plan will reduce the number of shares available for issuance under the Incentive Plan.
(2)Represents service-based vesting RSUs and performance-based vesting RSUs granted pursuant to the General Share Reserve and the
Transaction Pool Share Reserve under the Incentive Plan, including the French Sub-Plan under the Incentive Plan. The weighted-average exercise price reported in column (b) of the table is blank because the RSUs do not have an exercise price.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of shares of the
Company’s common stock as of March 17, 2025, by:
•each person who is known to be the beneficial owner of more than 5% of any class of the Company’s outstanding common stock;
•each of the Company’s named executive officers, directors and director nominees; and
•all executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of the Company common stock below is based on 62,104,256 shares of Class A common stock and 26,190,514 shares of Class B-1 common stock issued and outstanding as of March 17, 2025.

	Class A Common Stock		Class B-1 Common Stock		% of Combined Voting Power
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%
Greater than 5% Beneficial Owners
Fidelity Management & Research Company, LLC(2)	6,437,386	10.37%	—	—	1.99%
BlackRock, Inc.(3)	3,342,119	5.38%	—	—	1.03%
PWP VoteCo Professional Partners LP(4)	—	—	26,190,514	100.00%	80.83%
Named Executive Officers, Directors and Director Nominees
Peter A. Weinberg(5)	1,110,035	1.79%	26,190,514	100.00%	81.18%
Joseph R. Perella(6)	—	—	—	—	—
Robert K. Steel(7)	28,214	*	—	—	*
Dietrich Becker(8)	270,203	*	—	—	*
Andrew Bednar(9)	341,107	*	—	—	*
Alexandra Gottschalk(10)	38,663	*	—	—	*
Jorma Ollila(11)	23,885	*	—	—	*
Jane C. Sherburne(11)	34,124	*	—	—	*
Elizabeth C. Fascitelli(11)	29,630	*	—	—	*
Kristin Mugford(11)	29,630	*	—	—	*
All company's directors and executive officers as a group (10 persons)	1,905,491	3.07%	26,190,514	100.00%	81.42%
*       Less than 1%.
(1)Unless otherwise noted, the business address of each of the following entities or individuals is 767 Fifth Avenue, New York, New York 10153.
(2)Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2024. Reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR
Reporters”) and does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Abigail P. Johnson is a
Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR
LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series
B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address of this stockholder is 245 Summer Street, Boston, MA 02210.
(3)Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024. BlackRock, as the parent holding company, was the beneficial owner with sole voting power with respect to 3,295,324 of the shares of Class A common stock, sole dispositive power with respect to 3,342,119 of the shares of Class A common stock and shared voting and shared dispositive power with respect to none of the shares of Class A common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)Shares of Class B-1 common stock are held by VoteCo Professionals. This number correlates to 26.2 million PWP OpCo Class A partnership units held by current and former working partners, which represents 26.2 million shares of Class A common stock that may be issuable upon the exchange of 26.2 million PWP OpCo Class A partnership units. VoteCo Professionals is controlled by Professionals GP. Each share of
Class B-1 common stock has ten votes. Concurrently with an exchange of PWP OpCo Class A partnership units for shares of Class A common stock or cash by a PWP OpCo unitholder who also holds shares of Class B-1 common stock, such PWP OpCo unitholder will be required to surrender to the Company a number of shares of Class B-1 common stock equal to the number of PWP OpCo Class A partnership units exchanged, and such shares will be converted into shares of Class A common stock or cash (at the Company’s option) which will be delivered to such PWP OpCo unitholder (at the Company’s option) at a conversion rate of 1:1000 (or 0.001). Professionals GP is the general partner of
VoteCo Professionals. There is a committee of limited partners at Professionals GP, comprised of our non-independent directors, that has voting and dispositive power over the securities held by VoteCo Professionals. Mr. Weinberg, in his capacity as Chairman, is the chair of such committee and has certain rights with respect to the constitution of the committee. The members of the committee disclaim beneficial ownership of the securities held by VoteCo Professionals, except to the extent of their pecuniary interest therein.
(5)This number (a) includes 278,621 shares of our Class A common stock held directly by Red Hook Capital LLC (“Red Hook”) over which Mr.
Weinberg has shared voting and dispositive power through his shared control of Rosedale Partners LLC, the sole member of Red Hook, and
(b) excludes 2,903,890 shares of our Class A common stock that may be issuable upon the exchange of (i) 2,900,989 PWP OpCo Class A partnership units and (ii) 2,900,989 shares of our Class B-1 common stock that Mr. Weinberg holds or will hold, directly or indirectly, on a fully-
vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 3.3% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(6)This number excludes 4,123,847 shares of our Class A common stock that may be issuable upon the exchange of (i) 4,119,727 PWP OpCo
Class A partnership units and (ii) 4,119,727 shares of our Class B-1 common stock that Mr. Perella holds or will hold, directly or indirectly, on a fully-vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 4.7% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(7)This number excludes 591,674 shares of our Class A common stock that may be issuable upon the exchange of (i) 591,083 PWP OpCo Class
A partnership units and (ii) 591,083 shares of our Class B-1 common stock that Mr. Steel holds or will hold, directly or indirectly, on a fully-
vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 0.7% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(8)This number excludes 1,721,597 shares of our Class A common stock that may be issuable upon the exchange of (i) 1,719,877 PWP OpCo
Class A partnership units and (ii) 1,719,877 shares of our Class B-1 common stock that Mr. Becker holds or will hold, directly or indirectly, on a fully-vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 1.9% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(9)This number excludes 1,938,571 shares of our Class A common stock that may be issuable upon the exchange of (i) 1,936,634 PWP OpCo
Class A partnership units and (ii) 1,936,634 shares of our Class B-1 common stock that Mr. Bednar holds or will hold, directly or indirectly, on a fully-vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 2.2% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(10)This number excludes 57,807 shares of our Class A common stock that may be issuable upon the exchange of (i) 57,749 PWP OpCo Class A partnership units and (ii) 57,749 shares of our Class B-1 common stock that Ms. Gottschalk holds or will hold, directly or indirectly, on a fully-
vested basis within sixty (60) days. These shares of our Class A common stock represent approximately 0.1% of the shares of our Class A common stock that would be outstanding if all outstanding such vested partnership units of Professional Partners were exchanged for PWP
OpCo Class A partnership units, and such PWP OpCo Class A partnership units were then exchanged, together with an equal number of Class
B-1 common stock, for our Class A common stock.
(11)Excludes shares of Class A common stock that are expected to be acquired on May 28, 2025, upon vesting of shares underlying RSUs.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting
Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.
To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to the Reporting
Persons were satisfied, except that a Form 4 was not filed on a timely basis for: (1) Peter A. Weinberg, Andrew Bednar and Robert Steel with respect to the deemed disposition of unvested RSUs on December 29, 2023 and/or December 31,
2024, as applicable, to satisfy tax withholding obligations in connection with each individual becoming retirement eligible
(which were filed by the Company on each individual's behalf) and (2) Peter A. Weinberg, Andrew Bednar, Dietrich Becker,
Robert Steel and Alexandra Gottschalk with respect to the deemed disposition of Class A common stock to satisfy tax withholding obligations in connection with the vesting of RSUs on February 24, 2025 (which were filed by the Company on each individual's behalf).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy and Procedures for Related Person Transactions
Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Perella Weinberg Related Party Transactions
Internal Reorganization
On December 31, 2023, as part of an internal reorganization, Professional Partners was divided into three partnerships, referred to as the Division, pursuant to which, among other things, all of the limited partnership interests in
PWP OpCo held by Professional Partners and all liabilities relating to its advisory business were allocated to one of those partnerships, AdCo Professionals. On April 1, 2024, AdCo Professionals merged with and into PWP OpCo, referred to as the Merger. The principal purpose of the Division and the Merger was to simplify the structure for the partners in
Professional Partners with respect to their indirect interests in PWP OpCo. There was no consideration exchanged in connection with the Division or the Merger, and neither the Division nor the Merger affected the respective rights or economic interests of the Company, PWP GP, any limited partner of PWP OpCo or any limited partner of Professional
Partners with respect to PWP OpCo.
Acceleration of ACUs and VCUs
At the time of the Merger, the Company entered into vesting acceleration agreements with certain holders of ACUs and VCUs of AdCo Professionals and VoteCo Professionals to accelerate vesting during the second quarter of 2024. The
Accelerated Units vested on May 6, 2024. The Accelerated Units are generally subject to a lock-up period that is identical to the lockup period applicable to such units prior to the Vesting Acceleration. Certain holders of VCUs and ACUs subject to the Vesting Acceleration are directors and officers of the Company.
The Vesting Acceleration also provided for the conversion of a portion of each holder’s Accelerated Units that were
ACUs of PWP OpCo into cash upon vesting in an aggregate amount up to such holder’s estimated tax liability, as determined by PWP GP. As a result of the Vesting Acceleration (i) the converted ACUs were cancelled (the “Cancelled
Units”), (ii) the Company repurchased Class B-1 Shares from VoteCo Professionals equal to the number of Cancelled
Units and (iii) ACUs of VoteCo Professionals equal to the Cancelled Units were repurchased for cash. The principal purpose of the Vesting Acceleration was to facilitate the payment of taxes associated with ACU vesting to align with the treatment of vested restricted stock units of the Company.
Upon vesting, a portion of the VoteCo ACUs and ACUs of PWP OpCo (the “Withheld Units”) were withheld by VoteCo
Professionals and PWP OpCo and converted into cash to allow for the payment of taxes due by VoteCo Professionals and
PWP OpCo, respectively. The Company entered into a repurchase agreement with VoteCo Professionals, which, among other things, provided that the Company repurchase a number of Class B-1 Shares from VoteCo Professionals equal to the number of Withheld Units and any other VoteCo Accelerated Units that had been repurchased by PWP OpCo.

Amended and Restated Registration Rights Agreement
In connection with the closing of the Business Combination, we entered into the Amended and Restated Registration
Rights Agreement, with the Sponsor, Professional Partners, and the third party investor limited partners of PWP OpCo
(other than Professional Partners) (each such limited partner, an “ILP”) under the LP Agreement, pursuant to which the
Registration Rights Agreement parties will be entitled to registration rights in respect of certain shares of our Class A common stock, par value $.0001 per share and certain of our other equity securities that are held by the Registration
Rights Agreement parties from time to time.
The Amended and Restated Registration Rights Agreement provides that we will, as soon as practicable but no later than 30 business days following the closing date of the Business Combination, file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of our Class A common stock and certain of our other equity securities held by the Registration Rights Agreement parties and will use our commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the actual filing date (or the 80th calendar day following the actual filing date if the SEC notifies us that it will “review” such registration statement) and (ii)
the fifth business day after the date we are notified in writing by the SEC that such registration statement will not be
“reviewed” or will not be subject to further review. Pursuant to the terms of the Amended and Restated Registration Rights
Agreement, in July 2021, we filed with the SEC the Shelf Registration Statement pursuant to Rule 415 under the
Securities Act registering the resale of certain shares of our Class A common stock and certain of our other equity securities held by the Registration Rights Agreement parties, which Shelf Registration Statement became effective on July
26, 2021. On July 7, 2022, we filed a post-effective amendment to the Shelf Registration Statement on Form S-3 for the
purpose of converting the prior registration statement on Form S-1 into a registration statement on Form S-3.
Each of the Sponsor, Professional Partners, the ILPs and their respective transferees are entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The Sponsor and their permitted transferees are limited to three demand registrations and the ILPs and their permitted transferees are limited to one demand registration, in each case, for the term of the Amended and Restated Registration Rights Agreement.
Professional Partners and its permitted transferees are limited to four demand registrations per twelve-month period. In addition, the Registration Rights Agreement parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions.
The Amended and Restated Registration Rights Agreement includes customary indemnification provisions. The
Company bears the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement, including the fees of one legal counsel to each of the
Sponsor, Professional Partners and the ILPs.

Right of VoteCo Professionals and Stockholders Agreement
On the closing date of the Business Combination, the Company and Professional Partners entered into a
Stockholders Agreement, pursuant to which, for so long as the Class B Condition is satisfied, Professional Partners will have approval rights over the following actions: (a) any incurrence of indebtedness (other than inter-company indebtedness) by the Company or any of its subsidiaries or controlled affiliates in an amount in excess of $25 million; (b)
any issuance by the Company or any of its subsidiaries or controlled affiliates of equity or equity-related securities (other than preferred stock) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, more than five percent (5%) of the total number of votes that may be cast in the election of directors of the
Company, subject to certain limited exceptions; (c) the authorization or issuance of any preferred stock by the Company or any of its subsidiaries or controlled affiliates; (d) any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by the Company or any of its subsidiaries or controlled affiliates in a person or group of related persons in an amount greater than $25 million; (e) any entry by the Company or any of its subsidiaries or controlled affiliates into a new line of business that requires an initial investment in excess of $25 million; (f)
any disposition or divestment by the Company or any of its subsidiaries or controlled affiliates of any asset or business unit with a value in excess of $25 million; (g) the adoption of a stockholder rights plan by the Company; (h) any removal, change of duty or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Exchange
Act; (i) any amendment to the Certificate of Incorporation or bylaws of the Company; (j) any amendment to the partnership agreement of PWP OpCo; (k) the renaming of the Company; (l) the adoption of the Company’s annual budget and business plans and any material amendments thereto; (m) the declaration and payment of any dividend or other distribution by the Company or any of its subsidiaries or controlled affiliates, subject to certain limited exceptions; (n) the entry into any merger, consolidation, recapitalization, liquidation or sale of the Company or any of its subsidiaries or controlled affiliates or all or substantially all of the assets of the Company or any of its subsidiaries or controlled affiliates or consummation of a similar transaction (or series of related transactions), subject to certain limited exceptions, or entering into any agreement providing therefor; (o) voluntarily initiating any liquidation, dissolution or winding up of the
Company or PWP OpCo or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or PWP OpCo or any of their subsidiaries or controlled affiliates; (p) the entry into, termination of or material amendment of any material contract by the Company or any of its subsidiaries or controlled affiliates; (q) the entry into any transaction, or series of similar transactions or contract, subject to certain limited exceptions, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the
Exchange Act; (r) the initiation or settlement of any material legal proceeding by the Company or any of its subsidiaries or controlled affiliates; and (s) changes to the Company’s taxable year or fiscal year.
Additionally, for so long as the Secondary Class B Condition is satisfied, VoteCo Professionals will have approval rights over the following actions: (a) any amendment to the Certificate of Incorporation or bylaws of the Company that materially and adversely affects in a disproportionate manner the rights of VoteCo Professionals or its limited partners;
and (b) any amendment to the PWP OpCo partnership agreement that materially and adversely affects in a disproportionate manner the rights of VoteCo Professionals or its limited partners.
The effect of the agreement is that VoteCo Professionals may maintain control over our significant corporate transactions even if it holds less than a majority of the combined total voting power of our shares of Class A and Class B common stock.
For so long as the Class B Condition is satisfied, VoteCo Professionals will have the right to designate a number of directors equal to a majority of our board of directors. After the Class B Condition is no longer satisfied, and for so long as the Secondary Class B Condition is satisfied, VoteCo Professionals will have the right to designate a number of directors
(rounded up to the nearest whole number) equal to one third of our board of directors. VoteCo Professionals will retain the right to remove any director previously designated by it, with or without cause, for so long as the Class B Condition or the
Secondary Class B Condition is satisfied. Additionally, for so long as the Class B Condition or the Secondary Class B
Condition is satisfied, the Company and VoteCo Professionals will take all reasonable actions within their respective control so as to cause the Company to continue in office not more than fifteen (15) directors (or such other number of directors as VoteCo Professionals may agree to in writing).
The Stockholders Agreement will terminate once the Secondary Class B Condition is no longer satisfied.

Restrictive Covenants of Professional Partner’s Limited Partners
Professional Partner’s limited partners are subject to certain restrictive covenants set forth in the Professionals LP
Agreement, including (i) perpetual confidentiality obligations, subject to certain limited exceptions, (ii) 180-day post-
termination client and customer non-solicitation restrictions following a termination for cause or any resignation without good reason, (iii) post-termination investor non-solicitation restrictions following a termination for cause or any resignation without good reason for (x) 180 days with respect to any limited partner of Professional Partners, PWP Capital Holdings or
PWP OpCo, and their respective subsidiaries and successors and assigns or (y) one year with respect to any limited partner, investor, prospective limited partner or investor of investment funds sponsored by a PWP Entity, (iv) one-year post-termination employee non-solicitation restrictions following any termination and (v) perpetual non-disparagement obligations. In addition, in the event that the limited partner resigns without good reason and competes with the PWP
Entities within one year following the termination, or breaches any other applicable written covenant between any PWP
Entity and the limited partner, then any common units in Professional Partners held by such limited partner will be forfeited on the date of such breach.
UK ACU Reimbursement Agreement
In September 2021, Perella Weinberg UK Limited, Professional Partners and certain partners (including one partner who serves as a Company director and president) entered into a reimbursement agreement, pursuant to which such partners directed Professional Partners to pay distributions related to their ACUs first to a subsidiary of the Company, so that the subsidiary can make employment income tax payments on such distributions to the appropriate non-US authorities and then pay the balance to such parties. This agreement no longer applies following the Vesting Acceleration in May 2024.
Tax Receivable Agreement
In connection with the closing of the Business Combination, we entered into a Tax Receivable Agreement (the “TRA”)
with PWP OpCo, Professional Partners and ILPs (the “TRA Parties” and individually, a “TRA Party”). The Tax Receivable
Agreement generally provides for payment of 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income taxes and related interest realized (or deemed realized) by Perella Weinberg Partners as a result of
(a) the Business Combination and related transactions, (b) exchanges of interests in PWP OpCo for cash or stock of the
Company and certain other transactions and (c) payments made under the TRA. We expect to retain the benefit of the remaining cash tax savings.
For purposes of the TRA, cash savings will be computed by comparing the Company's actual income tax liability to the amount of such taxes that the Company would have been required to pay had there been no increase to the tax basis of the assets of PWP OpCo as a result of the exchanges and had the Company not entered into the TRA. The term of the
TRA commenced upon consummation of the Business Combination and will continue until all tax benefits have been utilized or expired, unless the Company exercises its right to terminate the TRA for an amount based on a specified formula to determine the present value of payments remaining to be made under the agreement (including payments that would be made if all PWP OpCo Class A partnership units were then exchanged for our Class A common stock). The TRA will cover any exchanges of PWP OpCo Class A partnership units by ILPs and Limited Partners (after distribution of PWP
OpCo Class A partnership units by Professional Partners) who are party to that agreement after the consummation of the
Business Combination, and it is possible that new investors in the PWP OpCo Class A partnership units after the consummation of the Business Combination may become parties to the TRA as well.

The payment obligation under the TRA is an obligation of Perella Weinberg Partners and not an obligation of PWP
OpCo. In addition, although we are not aware of any issue that would cause the IRS to challenge a tax basis increase that results in a payment under the TRA, the TRA Parties will not reimburse us for any payments previously made under the
TRA if such basis increases or other benefits are subsequently disallowed, although excess payments made to any TRA
Party may be netted against payments otherwise to be made, if any, to the relevant ILP or Limited Partner after our determination of such excess. As a result, in certain circumstances we may make payments to the TRA Parties under the
TRA in excess of our actual cash tax savings. While the actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, future tax rates and the amount and timing of the Company's income, we expect that, as a result of the size of the increases of the tangible and intangible assets of PWP OpCo attributable to our interests in PWP OpCo, during the expected term of the TRA, the payments that we may make to the TRA Parties could be substantial. Payments made under the TRA are required to be made within 270 days of the filing of the Company's tax returns. Because we generally expect to receive the tax savings prior to making the cash payments to the TRA Parties, we do not expect the cash payments to have a material impact on our liquidity.
The TRA also provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, our (or our successor's) obligations with respect to exchanged or acquired PWP OpCo Class A partnership units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the TRA, that certain loss carryforwards will be used within 15 years, and that any non-amortizable assets are deemed disposed of at the earlier of (i) when the relevant asset is sold or (ii) within 15 years.
Furthermore, upon a material breach of our obligations under the TRA that is not cured within the time period specified by the TRA or if, at any time, we elect an early termination of the TRA, we shall pay to each ILP and/or Limited Partner the present value, discounted at the Secured Overnight Financing Rate plus 310 basis points as of such date, of all tax benefit payments due to such partner as of either the date of delivery of the early termination notice, in the case of an early termination, or as of the date of such breach, in the case of a material breach. The calculation of payments in such circumstances would also be based on certain assumptions, including, in addition to those described above with respect to a change of control, that federal, state, local, and foreign income tax rates will remain the same as those specified for such taxable year by the Code, and other laws on the date of such breach or the early termination payment, that any non-
amortizable assets shall be deemed disposed of within 15 years of the earlier of the basis adjustment for such asset or the date of breach or delivery of the early termination notice, and that any PWP OpCo Class A partnership units that have not been exchanged will be deemed exchanged for the market value of our Class A common stock at the time of termination or material breach. Consequently, it is possible, in the case of a change of control, early termination, or material breach, that the actual cash tax savings realized by us may be significantly less than the corresponding TRA payments.
Employee Compensation Paid to Directors
Messrs. Perella and Steel, two of Perella Weinberg’s employee directors who are not executive officers, received compensation in respect of their service as working partners in 2024 in amounts equal to $327,167 and $3,540,681, respectively. For Mr. Steel, $334,681 of such reported compensation represents the fair value, calculated in accordance with ASC 718, of the equity-based portion of our annual incentive bonus granted to him in the first quarter of 2024 for 2023 performance.
Agreements with PWP Capital Holdings
Plans of Division and Master Separation Agreement
In connection with the separation of the advisory business from the asset management business of PWP OpCo (the
“Separation”), the Company entered into plans of division that identify the assets transferred and the liabilities assumed as part of the Separation. Specifically, the plans of division indicate that all liabilities primarily relating to, arising from or in connection with the advisory businesses of PWP OpCo prior to the Separation were allocated to PWP OpCo. Conversely, all liabilities primarily relating to, arising from or in connection with the asset management business were allocated to PWP
Capital Holdings.

Perella Weinberg is party to a master separation agreement with PWP Capital Holdings relating to the Separation.
The agreement sets forth, among other things, the ongoing obligations of PWP OpCo and PWP Capital Holdings relating to the separation of the advisory and asset management businesses of PWP OpCo on February 28, 2019. The master separation agreement provides for cross-indemnities that generally place the financial responsibility on Perella Weinberg and its subsidiaries for all assets and liabilities associated with the advisory business and operations, and generally place on PWP Capital Holdings the financial responsibility for all assets and liabilities associated with the asset management business and operations.
Trademark License Agreement
Perella Weinberg is party to a trademark license agreement with PWP Capital Holdings, under which PWP Capital
Holdings has the right to use certain trademarks owned by us and specified therein and that were in use by the asset management business prior to the Separation. The licenses are non-exclusive, non-transferable (except under certain conditions), non-sublicensable (except under certain conditions) and royalty-free. The term of the agreement is for a period of at least one year, subject to automatic extension, and may be terminated by Perella Weinberg in the event that
PWP Capital Holdings becomes insolvent, makes an assignment for the benefit of its creditors or breaches the agreement and fails to cure such breach, or in its sole discretion upon 60 days’ written notice to PWP Capital Holdings.
Other Agreements
We may enter into engagement letters to provide advisory, investment banking and other services to PWP Capital
Holdings. We may also enter into additional support and administration agreements with PWP Capital Holdings on arm’s length terms.
From time-to-time, our asset management business may enter into compensation agreements with our employees, including Andrew Bednar or other officers and directors, to provide consultant and other services to our asset management business.
From time-to-time, we may make loans to or investments in sponsors and other related entities of special purpose acquisition vehicle companies, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more businesses, and our officers and directors may own equity interests in such special acquisition vehicle companies.
From time-to-time, we may make investments in one or more entities, which investments may permit multiple employees, officers or directors to make investments for the benefit of such employee, officer or director.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder ratification of the appointment of Ernst & Young LLP is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of Ernst & Young LLP requires the vote of the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote on such question, voting as a single class. If stockholders do not ratify the appointment of Ernst & Young LLP, the audit committee will reconsider the appointment.
Even if stockholders ratify the appointment of Ernst & Young LLP, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The board of directors recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Principal Accountant Fees and Services
The following table presents aggregate fees billed to the Company for services rendered by Ernst & Young LLP during the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	$3,217,613	$2,207,705
Audit-Related Fees	—	—
Tax Fees(2)	—	62,678
All Other Fees	—	—
Total	$3,217,613	$2,270,383
(1)Audit fees include fees for services rendered for the audit and quarterly reviews of our consolidated financial statements, including those filed with the SEC on Forms 10-K and 10-Q, respectively, as well as statutory and financial audits for our United States and foreign consolidated subsidiaries. Additionally, audit fees include other regulatory filings, and similar engagements, such as attest services, comfort letters, consents, and reviews of documents filed with or submitted to the SEC.
(2)Tax fees represent fees for services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted of tax consulting and compliance professional services, including to our United States and foreign consolidated subsidiaries.
Audit Committee Pre-Approval
Since our Business Combination, all services performed by Ernst & Young LLP for the Company and its subsidiaries have been pre-approved by the audit committee.
The audit committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the audit committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board.

AUDIT COMMITTEE REPORT
The audit committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board of directors’ oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the
Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the
Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board
(United States) (“PCAOB”). The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The audit committee has reviewed and discussed the audited financial statements for the year ended December 31,
2024 with the Company’s management and Ernst & Young LLP. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and
Exchange Commission.
The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding auditor communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on such review and discussions, the audit committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended
December 31, 2024.
Audit Committee
Jorma Ollila (Chair)
Jane C. Sherburne
Elizabeth (Beth) Cogan Fascitelli
Kristin W. Mugford

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS
In accordance with Section 14A of the Exchange Act and the related SEC rules, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement. As discussed in detail under “Compensation Discussion & Analysis,” our executive compensation program is structured to drive performance, with a particular focus on aligning management compensation and incentives with the long-term interests of our stockholders, and is designed to attract, motivate, and retain highly skilled executives with the talent and experience necessary for achieving our short-term and long-term business objectives. We believe that our executive compensation program promotes the success of the Company and links pay to performance, which, in turn, results in better returns for our stockholders.
We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:
"RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion &
Analysis, Compensation Tables and narrative discussion, is hereby approved.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation
Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
The board of directors recommends that you vote “FOR” the approval of the compensation of our NEOs.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
THE COMPENSATION OF OUR NEOs
In accordance with Section 14A of the Exchange Act and the related SEC rules, we are seeking an advisory vote from our stockholders on how often we should hold an advisory vote to approve our NEO compensation, as described in proposal 3. You may vote for every one, two, or three years, or you may abstain from voting.
After considering the benefits and consequences of each alternative, the Board has determined that an advisory vote to approve our NEO compensation that occurs once every three years is the most appropriate alternative for the
Company, and, therefore, recommends that you vote for a once every "THREE" year interval for the advisory vote to approve our NEO compensation.
The proposal asks stockholders to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our NEOs should be held every year, two years, or three years. The
Board and the Compensation Committee value the opinions of our stockholders in this matter and will take into account the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our NEOs. However, because this is an advisory vote and therefore not binding on the
Board, the Compensation Committee or the Company, the Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders.
The board of directors recommends that you vote for “THREE YEARS” as the frequency of future stockholder advisory votes on the compensation of our NEOs.

ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals and Director Nominations
Stockholder proposals intended to be presented at the 2026 Annual Meeting of Stockholders (the “2026 Annual
Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than December 9, 2025, in order to be included in our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our bylaws.
Under our bylaws, stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders.
Accordingly, stockholder proposals and nominations under our bylaws must be delivered no earlier than January 28, 2026, and no later than February 27, 2026. However, if the annual meeting occurs more than 25 days before or after this anniversary date, proposals must be delivered no later than the close of business on the tenth day following the earlier of
(i) the date that the meeting notice is mailed or (ii) the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered on or before the tenth day following the earlier of (i) the date that the meeting notice is mailed or (ii) the first public announcement of the meeting date.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our bylaws.
In addition to satisfying the requirements of our bylaws, including the deadline for notice of nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 of the Exchange Act no later than March 29, 2026.

APPENDIX A: NON-GAAP FINANCIAL MEASURES
In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.
These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto as filed with the SEC on Forms 10-K and 10-Q.
Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The following table and footnotes thereto provide an explanation of the non-GAAP adjustments and reconciliations to the comparable GAAP numbers.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Year Ended December 31,
	2024	2023
Operating income (loss)—GAAP	$(78,532)	$(115,100)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	143,714	68,647
Public company transaction related incentives(2)	47,609	48,435
Business realignment costs(3)	3,249	37,265
TPH business combination related expenses(4)	6,580	6,580
Business Combination transaction expenses(5)	3,340	3,392
Settlement related expenses(6)	—	809
Adjusted operating income	$125,960	$50,028

Income (loss) before income taxes—GAAP	$(68,255)	$(112,820)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	143,714	68,647
Public company transaction related incentives(2)	47,609	48,435
Business realignment costs(3)	3,249	37,265
TPH business combination related expenses(4)	6,580	6,580
Business Combination transaction expenses(5)	3,340	3,392
Settlement related expenses(6)	—	809
Adjustments to non-operating income (expenses)(7)	264	2,763
Adjusted income before income taxes	$136,501	$55,071

Income tax expense (benefit)—GAAP	$21,089	$(980)
Tax impact of non-GAAP adjustments(8)	11,375	8,594
Adjusted income tax expense	$32,464	$7,614

Net income (loss)—GAAP	$(89,344)	$(111,840)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	143,714	68,647
Public company transaction related incentives(2)	47,609	48,435
Business realignment costs(3)	3,249	37,265
TPH business combination related expenses(4)	6,580	6,580
Business Combination transaction expenses(5)	3,340	3,392
Settlement related expenses(6)	—	809
Adjustments to non-operating income (expenses)(7)	264	2,763
Tax impact of non-GAAP adjustments(8)	(11,375)	(8,594)
Adjusted net income	$104,037	$47,457
Less: Adjusted income tax expense	(32,464)	(7,614)
Add: If-converted income tax expense(9)	41,345	14,994
Adjusted if-converted net income	$95,156	$40,077

Weighted-average diluted shares of Class A common stock outstanding	53,187,995	86,779,052
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(10)	10,941,161	2,186,189
Weighted average number of incremental shares from if-converted PWP OpCo units(11)	34,924,483	—
Weighted-average adjusted diluted shares of Class A common stock outstanding	99,053,639	88,965,241

Adjusted net income per Class A share—diluted, if-converted ("Adjusted EPS")	$0.96	$0.45

Selected key metrics:(12)
GAAP operating income (loss) margin	(8.9)%	(17.7)%
Adjusted operating income (loss) margin	14.3%	7.7%

Notes to GAAP Reconciliation of Adjusted Results:
(1)Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes the amortization of legacy awards granted to certain partners prior to Business Combination and the amortization of ACUs and VCUs granted by Professional Partners (the “Professional Partners
Awards”), which were subject to the Vesting Acceleration in the second quarter of 2024. The vesting of these awards did not economically dilute PWP shareholders’ interests relative to the interests of other investors in PWP OpCo. The legacy awards were fully amortized as of
September 30, 2023.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related RSUs and PSUs, which are directly related to milestone events that were part of the Business Combination process and reorganization, as well as employment taxes for these
RSUs, PSUs, and certain Professional Partners Awards. These expenses were outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs were incurred through the first quarter of
2024 and included separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards, including certain Professional Partners Awards and transaction-related RSUs and PSUs, which would have been adjusted through adjustments (1) and (2) above notwithstanding the business realignment.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related
RSUs issued to non-employees and (ii) costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)Certain expenses incurred related to the previously reported settlement with the staff of the SEC (the “Settlement”).
(7)Includes (i) the amortization of debt discounts and issuance costs for all periods presented, (ii) minimal charges related to the Vesting
Acceleration for the year ended December 31, 2024, (iii) the $1.25 million charge related to the Settlement and a non-operating loss on investment for the year ended December 31, 2023.
(8)The adjusted income tax expense represents the Company’s calculated tax expense on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted income tax expense represents the Company's calculated tax expense on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Represents the dilutive impact under the treasury stock method of unvested RSUs and PSUs.
(11)Represents the dilutive impact assuming the vesting and conversion of all PWP OpCo units to shares of Class A common stock.
(12)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PWP2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70369-P28175 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PERELLA WEINBERG PARTNERS

The Board of Directors recommends you vote FOR the following:

Nominees:

01) Andrew Bednar
02) Kristin W. Mugford
03) Joseph R. Perella

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve, by advisory vote, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 Years	2 Years	1 Year	Abstain
4. To recommend, by advisory vote, the frequency of of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V70370-P28175

PERELLA WEINBERG PARTNERS
Annual Meeting of Stockholders
May 28, 2025
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Bednar and Alexandra Gottschalk, or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PERELLA WEINBERG PARTNERS that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on May 28, 2025, at www.virtualshareholdermeeting.com/PWP2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "for" the election of the nominees listed on the reverse side for the Board of Directors, "for" Proposals 2 and 3, and "3 years" for Proposal 4. The proxy holders named herein are authorized to vote in their discretion on any other matters that may properly come before the meeting, and at any adjournment or postponement thereof.

Continued and to be signed on reverse side